Exhibit 1

                                                                EXECUTION COPY










                         AGREEMENT AND PLAN OF MERGER

                                BY AND BETWEEN

                            CELL THERAPEUTICS, INC.

                                      AND

                              NOVUSPHARMA, S.p.A.

                                     DATED

                                     AS OF

                                 JUNE 16, 2003


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                               TABLE OF CONTENTS
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
ARTICLE I THE MERGER..............................................................................................3

   1.1        The Merger..........................................................................................3
   1.2        Closing.............................................................................................3
   1.3        Effective Time......................................................................................4
   1.4        Effects of the Merger...............................................................................4
   1.5        Articles of Incorporation and Bylaws................................................................4
   1.6        Directors; Operations following the Merger..........................................................4
   1.7        Effect on Capital Stock.............................................................................5
   1.8        Exchange of Shares..................................................................................6
   1.9        No Fractional Shares................................................................................6
   1.10       Rescission Shares...................................................................................6
   1.11       Return of the Exchange Fund.........................................................................7
   1.12       No Further Ownership Rights in Novuspharma Ordinary Shares..........................................7
   1.13       Associated Rights...................................................................................7
   1.14       Further Assurances..................................................................................7

ARTICLE II REPRESENTATIONS AND WARRANTIES OF NOVUSPHARMA..........................................................8

   2.1        Organization, Standing and Corporate Power..........................................................8
   2.2        Capital Structure...................................................................................8
   2.3        Authority...........................................................................................9
   2.4        Consents and Approvals; No Violations..............................................................10
   2.5        Publicly Filed Documents; Financial Statements.....................................................11
   2.6        Disclosure.........................................................................................12
   2.7        Absence of Certain Changes or Events...............................................................13
   2.8        Taxes..............................................................................................14
   2.9        Actions and Proceedings............................................................................15
   2.10       Certain Agreements.................................................................................15
   2.11       Employee Benefits; Social Security.................................................................16
   2.12       Compliance with Applicable Laws....................................................................17
   2.13       Intellectual Property..............................................................................20
   2.14       Agreements with Employees; Labor Disputes..........................................................22
   2.15       Contracts; Debt Instruments........................................................................23
   2.16       Financial Advisors.................................................................................24
   2.17       Title to Properties; Leases........................................................................24
   2.18       Grants and Subsidies...............................................................................25
   2.19       Insider Interests..................................................................................25
   2.20       Insurance..........................................................................................25
   2.21       Voting Requirements................................................................................25

ARTICLE III REPRESENTATIONS AND WARRANTIES OF CTI................................................................25

   3.1        Organization, Standing and Corporate Power.........................................................26



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   3.2        Capital Structure; Subsidiaries....................................................................26
   3.3        Authority..........................................................................................27
   3.4        Consents and Approvals; No Violations..............................................................27
   3.5        SEC Documents; Financial Statements................................................................28
   3.6        Disclosure.........................................................................................29
   3.7        Absence of Certain Changes or Events...............................................................30
   3.8        Taxes..............................................................................................30
   3.9        Actions and Proceedings............................................................................31
   3.10       Certain Agreements.................................................................................32
   3.11       Employee Benefits; Social Security.................................................................32
   3.12       Compliance with Applicable Laws....................................................................33
   3.13       Intellectual Property..............................................................................36
   3.14       Agreements with Employees; Labor Disputes..........................................................38
   3.15       Contracts; Debt Instruments........................................................................38
   3.16       Financial Advisors.................................................................................39
   3.17       Title to Properties................................................................................39
   3.18       Third Party Reimbursement Policies.................................................................40
   3.19       Voting Requirements................................................................................40
   3.20       State Takeover Statutes; Certain Charter Provisions................................................40
   3.21       Rights Plan........................................................................................40

ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS.............................................................40

   4.1        Conduct of Business by Novuspharma.................................................................40
   4.2        Conduct of Business by CTI.........................................................................43
   4.3        No Solicitation by CTI.............................................................................45
   4.4        No Solicitation by Novuspharma.....................................................................47
   4.5        Other Actions......................................................................................48

ARTICLE V ADDITIONAL AGREEMENTS..................................................................................49

   5.1        Preparation of Proxy Statement, Registration Statement, Information Document
              and Listing Particulars;  Shareholders' Meetings...................................................49
   5.2        Access to Information; Regulatory Communications...................................................50
   5.3        Commercially Reasonable Efforts; Notification......................................................51
   5.4        Termination of Novuspharma Stock Options, Assumption of Novuspharma Stock
              Option Plans and Treatment of  Novuspharma Employees...............................................52
   5.5        Conveyance Taxes...................................................................................54
   5.6        Indemnification, Exculpation and Insurance.........................................................54
   5.7        Letters of Accountants.............................................................................55
   5.8        Fees and Expenses..................................................................................55
   5.9        Public Announcements...............................................................................55
   5.10       Novuspharma Representatives on the Surviving Corporation...........................................56
   5.11       Creditors' Claims..................................................................................56
   5.12       Headquarters.......................................................................................56
   5.13       Favorable Tax Ruling...............................................................................56


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   5.14       Termination of 2001 Shareholders' Agreement........................................................56

ARTICLE VI CONDITIONS PRECEDENT TO CLOSING.......................................................................56

   6.1        Conditions to Each Party's Obligations to Close....................................................56
   6.2        Additional Conditions to Obligations of CTI........................................................57
   6.3        Additional Conditions to Obligations of Novuspharma................................................58

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER....................................................................59

   7.1        Termination........................................................................................59
   7.2        Effect of Termination..............................................................................61
   7.3        Amendment..........................................................................................62
   7.4        Extension; Waiver..................................................................................62

ARTICLE VIII GENERAL PROVISIONS..................................................................................62

   8.1        Nonsurvival of Representations and Warranties......................................................63
   8.2        Notices............................................................................................63
   8.3        Definitions........................................................................................64
   8.4        Interpretation.....................................................................................64
   8.5        Counterparts.......................................................................................65
   8.6        Entire Agreement; No Third-Party Beneficiaries.....................................................65
   8.7        GOVERNING LAW; CONSENT TO JURISDICTION.............................................................65
   8.8        Assignment.........................................................................................65
   8.9        Specific Performance...............................................................................65
   8.10       Severability.......................................................................................66
   8.11       WAIVER OF JURY TRIAL...............................................................................66
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Schedules
---------

Schedule A        Merger Plan
Schedule B        Novuspharma Significant Shareholders
Schedule C        CTI Significant Shareholders
Schedule D        Shareholders of Surviving Corporation entering into
                  Shareholders' Agreement
Schedule E        Continuing Employees
Schedule F        Directors of the Surviving Corporation
Schedule G        Novuspharma Representatives on the Board of Directors of the
                  Surviving Corporation
Schedule H        Directors of the Italian Subsidiary
Schedule I        Institore
Schedule J        List of Exemptions to the Listing Particulars


Exhibits
--------

Exhibit A-1       Form of Novuspharma Shareholder Voting Agreement
Exhibit A-2       Form of Novuspharma Shareholder Voting Agreement for
                  Shareholders entering Into the Shareholders' Agreement
Exhibit B-1       Form of CTI Shareholder Voting Agreement
Exhibit B-2       Form of CTI Shareholder Voting Agreement for Non-Executive
                  Officers and Directors
Exhibit C         Form of Shareholders' Agreement
Exhibit D         Articles of Incorporation of the Surviving Corporation
Exhibit E         Bylaws of the Surviving Corporation
Exhibit F         Bylaws of the Italian Subsidiary



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                         AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of June 16, 2003, by and between Cell Therapeutics, Inc., a Washington corporation ("CTI"), and Novuspharma, S.p.A., an Italian joint stock company ("Novuspharma").

         THE PARTIES TO THIS AGREEMENT enter into this Agreement on the basis of the following facts and understandings:

         A. The respective Boards of Directors of CTI and Novuspharma have each approved the transactions contemplated by this Agreement, subject to the terms and conditions herein, and have granted to their respective officers or managing directors, as applicable, the relevant powers to execute this Agreement.

                  1. The Board of Directors of CTI has resolved, among other things, to: (i) approve the draft merger plan (progetto di fusione) in the form set forth on Schedule A attached hereto (together with the attachments thereto, including an English translation approved and reasonably accepted by each of CTI and Novuspharma (the "Merger Plan")); (ii) recommend to its shareholders the approval of the issuance of shares of CTI Common Stock (as hereinafter defined) in the merger contemplated by this Agreement and the Merger Plan pursuant to which Novuspharma will merge into CTI (the "Merger") upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Business Corporation Act of the State of Washington, as amended (the "WBCA") and the Italian Civil Code, as amended, and any other applicable provision of Italian law ("Italian Law"); (iii) convene the CTI Shareholders' Meeting (as defined in
         Section 5.1(f) hereof); (iv) apply, promptly following the Shareholder Approvals (as defined in Recital C below), to the Borsa Italiana S.p.A. (the "Borsa Italiana") for the listing on the Nuovo Mercato of the shares of common stock, no par value per share, of CTI ("CTI Common Stock") and to the Commissione Nazionale per le Societa e la Borsa, the Italian securities regulatory commission ("CONSOB"), for the registration of the relevant Listing Particulars (as defined in Section 5.1(a) hereof); (v) notify the National Association of Securities Dealers ("NASD") on the appropriate form prior to the consummation of the Merger of the issuance and listing on the Nasdaq National Market of the shares of CTI Common Stock to be issued as Merger Consideration (as defined in Section 1.7(b) hereof) and (vi) carry out any action necessary in order to accomplish the foregoing objectives and to consummate the Merger and the other transactions contemplated hereby.

                  2. The Board of Directors of Novuspharma has resolved to:
         (i) approve the Merger Plan; (ii) recommend to its shareholders the approval of the Merger upon the terms and subject to the conditions set forth in this Agreement and in accordance with the WBCA and Italian Law; (iii) convene the Novuspharma Shareholders' Meeting (as defined in Section 5.1(f) hereof); (iv) cooperate with CTI with respect to CTI's application to the Borsa Italiana for the listing on the Nuovo Mercato of the shares of CTI Common Stock and to CONSOB for the registration of the relevant Listing Particulars; and (v) carry out any actions necessary in order to accomplish the foregoing objectives and to consummate the Merger and the other transactions contemplated hereby.


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As a consequence of the Merger, each ordinary share, nominal value One Euro
(Euro 1) per share, of Novuspharma (the "Novuspharma Ordinary Shares") (other than Novuspharma Ordinary Shares, if any, to be cancelled in accordance with
Section 1.7(a) hereof and Rescission Shares (as defined in Section 1.10 hereof)) shall be converted in accordance with Section 1.7(b) of this Agreement into that number of shares of CTI Common Stock representing the Merger Consideration.

         B. The Merger, the Merger Plan, and certain of the transactions contemplated by this Agreement must be approved by the holders of at least two-thirds (66 2/3%) of the Novuspharma Ordinary Shares present at the Novuspharma Shareholders' Meeting, provided that the quorum required for the Novuspharma Shareholders' Meeting shall consist of more than one-half (50%) of the outstanding Novuspharma Ordinary Shares as of the relevant record date during the first call, more than one-third (33 1/3%) of the outstanding Novuspharma Ordinary Shares as of the relevant record date during the second call, and more than one-fifth (20%) of the outstanding Novuspharma Ordinary Shares as of the relevant record date during the third call (the "Novuspharma Shareholder Approval").

         C. The Merger and the Merger Agreement must be approved by a majority of the outstanding shares of Cerebus Common Stock (the "CTI Shareholder Approval" and, together with the Novuspharma Shareholder Approval, the "Shareholder Approvals").

         D. Immediately after the execution and delivery of this Agreement by Novuspharma, (i) CTI and each of the shareholders of Novuspharma listed on Schedule B attached hereto ("Novuspharma Significant Shareholders") shall enter into a voting agreement (each, a "Novuspharma Shareholder Voting Agreement") in substantially the form attached hereto as Exhibit A-1 or Exhibit A-2, and (ii) Novuspharma and each of the shareholders of CTI listed on Schedule C attached hereto ("CTI Significant Shareholders") shall enter into a voting agreement (each, a "CTI Shareholder Voting Agreement" and together with the Novuspharma Shareholder Voting Agreement, the "Shareholder Voting Agreements") in substantially the form attached hereto as Exhibit B-1 or Exhibit B-2; and (iii) CTI and each of the prospective shareholders of the Surviving Corporation listed on Schedule D attached hereto is entering into a shareholders' agreement (the "Shareholders' Agreement") in substantially the form attached hereto as Exhibit C; and the effectiveness of the Shareholders' Agreement shall be subject to and conditioned upon the consummation of the Merger.

         E. Immediately after the execution of this Agreement by Novuspharma, CTI and the employees of Novuspharma listed on Schedule E attached hereto ("Continuing Employees") shall enter into employment agreements reasonably satisfactory to CTI (the "Employment Agreements").

         F. As a condition and inducement to each party's willingness to enter into this Agreement, CTI shall obtain the listing of the CTI Common Stock on the Nuovo Mercato, and, in furtherance thereof, CTI shall, inter alia, (i) apply to the Borsa Italiana for the listing on the Nuovo Mercato of the shares of CTI Common Stock and apply to CONSOB for the registration of the relevant Listing Particulars (subject to Schedule J), (ii) notify the NASD prior to the issuance and listing on the Nasdaq National Market of the shares of CTI Common Stock issued as Merger Consideration, and (iii) carry out any other actions or activity reasonably required pursuant to Italian Law in order to accomplish such listings and Novuspharma shall cooperate with CTI in carrying out such actions. The effectiveness of the listing of the shares of CTI Common Stock on the Nuovo Mercato and the newly issued shares of CTI Common Stock on the Nasdaq National Market is intended to occur simultaneously.



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         G.       For Italian income tax purposes, it is intended that the
Merger shall constitute a tax-neutral transaction for Novuspharma and for holders of Novuspharma Ordinary Shares resident in Italy, except for transfers made pursuant to Section 1.9 or 1.10 below. It is understood that (i) CTI shall establish an Italian Branch, qualifying as a permanent establishment for Italian tax purposes (the "Italian Branch"), prior to the Closing (as defined in Section 1.2 below) and appoint an Italian legal representative ("Institore"), (ii) at the Effective Time (as defined in Section 1.3 below) the assets (or a portion thereof) of the Surviving Corporation that were owned by Novuspharma immediately prior to the Effective Time shall be attributed to the Italian Branch, and (iii) within one hundred twenty (120) days after the Effective Time, CTI shall cause the assets (or a portion thereof) of the Italian Branch to be contributed to a wholly-owned subsidiary of the Surviving Corporation in the form of a S.r.l. (the "Italian Subsidiary") in exchange for all of the quotas of capital stock of the Italian Subsidiary.

         H. As a condition and inducement to Novuspharma's willingness to enter into this Agreement, the parties agree that, (i) as of the Effective Time, the individuals set forth on Schedule G attached hereto shall become directors of the Surviving Corporation (as defined in Section 1.1 below), and
(ii) upon the contribution of the assets (or a portion thereof) of the Italian Branch to the Italian Subsidiary, the directors of the Italian Subsidiary shall be as set forth on Schedule H attached hereto.

         I. Concurrently with the execution and delivery of this Agreement, the parties shall announce the Merger to the public and to the relevant securities authorities in compliance with Applicable Laws (as defined in Section 2.4).

         J. CTI and Novuspharma desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the other transactions contemplated by this Agreement and also to prescribe various conditions to the Merger.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

                                  ARTICLE I

                                  THE MERGER

                  1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the WBCA and Italian Law, Novuspharma shall be merged with and into CTI at the Effective Time. Following the Merger, the separate corporate existence of Novuspharma shall cease and CTI shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all of the rights and obligations as well as the assets and liabilities of Novuspharma in accordance with the WBCA and Italian Law.

                  1.2 Closing. The Closing of the Merger shall take place at a date and time to be agreed between the parties, which shall be no later than the fifth business day after satisfaction or waiver by the relevant party or parties of the last of the conditions set forth in Article VI (the "Closing Date"), at the offices of Studio Notarile Marchetti, Via Agnello 18, Milan, Italy, before the Italian notary public, Mr. Piergaetano Marchetti or any other notary public of his office (the "Italian Notary Public"), unless another Italian notary public, time, date or place is mutually agreed upon in writing by the parties hereto. For purposes of this Agreement, the


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"Closing" shall mean the execution and delivery of all relevant legal and contractual documentation required hereunder and under each of the WBCA and Italian Law to properly consummate the Merger, including the merger deed, drafted in the Italian language and signed by the parties before the Italian Notary Public (together with an English translation thereof approved, and reasonably accepted and countersigned by the parties, (the "Merger Deed")).

                  1.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing, the parties shall file (a) appropriate Articles of Merger with the Secretary of State of Washington in accordance with Chapter 23B.11.050 and any other relevant provisions of the WBCA (the "Articles of Merger") and (b) the Merger Deed with the Companies' Register in Milan, Italy. The parties shall make all other filings and recordings required by the WBCA and Italian Law in connection with the Merger. The Merger shall become effective immediately prior to the first trading date on the Nuovo Mercato of the shares of CTI Common Stock, or at such other time as CTI and Novuspharma shall agree should be specified in the Articles of Merger, the Merger Deed or other appropriate documents (such date and time, or such other date or time as may be set forth therein, being the "Effective Time"). The parties intend that the Effective Time shall be as soon as practicable after the later to occur of (x) the filing of the Articles of Merger with the Secretary of State of Washington and (y) the recording of the Merger Deed or other appropriate documents on the Companies' Register in Milan, Italy. The accounting and fiscal effects of the Merger shall take place as of the Effective Time.

                  1.4 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the WBCA and Italian Law, including, without limiting the generality of the foregoing and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Novuspharma shall vest in the Surviving Corporation and all debts, liabilities and duties of Novuspharma shall become the debts, liabilities and duties of the Surviving Corporation.

                  1.5 Articles of Incorporation and Bylaws. At the Effective Time, the Articles of Incorporation and Bylaws of the Surviving Corporation shall be as set forth in Exhibit D and Exhibit E attached hereto (which shall also be attached to the Merger Plan), until thereafter changed or amended as provided therein or by Applicable Laws.

                  1.6 Directors; Operations following the Merger.

                      (a) The Board of Directors of CTI shall take all actions necessary such that effective as of immediately following the Effective Time, the Board of Directors shall be as set forth in Schedule F attached hereto until the earlier of the resignation or removal of any individual listed on Schedule F attached hereto or designated in accordance with this Section 1.6(a) or until their respective successors are duly elected and qualified, as the case may be, in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law. The Board of Directors of the Surviving Corporation shall be classified at Closing with approximately one-third of the members of the Board elected each year, and each Board member's class designation shall be as set forth in Schedule F attached hereto.

                      (b) At the Effective Time, the Institore of the Italian Branch shall be as set forth in Schedule I attached hereto until the earlier of such Italian Branch Manager's resignation or removal or until such Italian Branch Manager's respective successor is duly elected and qualified, as the case may be, in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, and the Institore shall have the powers


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set forth in such Schedule for so long as he is the Institore. Upon the contribution of the assets of the Italian Branch into the Italian Subsidiary, the Board of Directors, and certain of the officers of the Italian Subsidiary shall be as set forth in Schedule H attached hereto until the earlier of the resignation or removal of any individual listed on Schedule H or designated in accordance with this Section 1.6(b) or until their respective successors are duly elected and qualified, as the case may be, in the manner provided in the Articles of Association and Bylaws of the Italian Subsidiary (which Bylaws shall be substantially in the form attached hereto as Exhibit F) or as otherwise provided by law.

                  1.7 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of CTI, the following shall occur:

                          (a) Cancellation of Novuspharma Treasury Stock;
Cancellation of Novuspharma Owned Shares of CTI Common Stock. Each Novuspharma Ordinary Share that is owned by Novuspharma immediately prior to the Effective Time shall automatically be cancelled without any conversion thereof and no consideration shall be delivered with respect thereto. Each share of CTI Common Stock that is owned by Novuspharma immediately prior to the Effective Time, if any, shall automatically be cancelled at the Effective Time. Novuspharma and, after the Effective Time, the Surviving Entity shall take or cause to be taken all actions necessary in order to accomplish such cancellations.

                          (b) Conversion of Novuspharma Ordinary Shares.

                              (i) Each Novuspharma Ordinary Share issued and
outstanding as of the Effective Time (other than shares to be cancelled in accordance with Section 1.7(a) hereof and Rescission Shares), shall be converted, subject to Section 1.10 of this Agreement, into 2.45 (the "Exchange Ratio") shares of CTI Common Stock (the "Merger Consideration"). The Exchange Ratio shall be adjusted to reflect fully the appropriate effect of any stock split, reverse stock split, stock dividend (including any dividend or pro rata distribution of securities convertible into CTI Common Stock), reorganization, recapitalization, reclassification or other like changes with respect to CTI Common Stock having a record date on or after the date hereof and prior to the Effective Time.

                              (ii) As of the Effective Time, all such
Novuspharma Ordinary Shares shall no longer be outstanding, shall automatically be cancelled and shall cease to exist, and each book-entry position with depositary intermediaries participating to Monte Titoli S.p.A. ("Monte Titoli") previously representing any such shares shall thereafter represent the shares of CTI Common Stock into which such Novuspharma Ordinary Shares were converted in the Merger in accordance with this Section 1.7(b). The holders of such book-entry positions with depositary intermediaries participating in Monte Titoli previously evidencing such Novuspharma Ordinary Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to Novuspharma and such Novuspharma Ordinary Shares as of the Effective Time. Such book-entry positions previously representing Novuspharma Ordinary Shares shall be exchanged for book-entry positions representing whole shares of CTI Common Stock issued as Merger Consideration, without interest, in accordance with the terms of this Agreement. As of the Effective Time, each share of CTI Common Stock issued as Merger Consideration shall be entitled to the same rights, preferences and privileges as other shares of CTI Common Stock, including dividend rights. No fractional shares of CTI Common Stock shall be issued, but in lieu thereof, the provisions of
Section 1.9 shall apply.



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                          (c) Novuspharma Stock Options. Each and every
Novuspharma Stock Option outstanding under the Novuspharma Stock Option Plan (as defined in Section 2.10 hereof) immediately prior to the Effective Time shall be treated in the manner set forth in Section 5.4 hereof.

                          (d) No Effect on CTI Common Stock. At and after the
Effective Time, each share of CTI Common Stock issued and outstanding immediately prior to the Effective Time (except for any shares of CTI Common Stock owned by Novuspharma, which shall be cancelled pursuant to Section 1.7(a) above) shall remain an issued and outstanding share of CTI Common Stock and shall not be affected by the Merger.

                  1.8 Exchange of Shares. The exchange procedure shall be carried out through the centralized depositary system managed by Monte Titoli and in accordance with the applicable provisions of Italian Law (including, but not limited to, Italian Legislative Decree no. 213 of June 24, 1998) and the standard operating procedures adopted by Monte Titoli. Novuspharma and CTI shall take all actions necessary or useful in order to accomplish the exchange, including, as soon as reasonably practicable after the Effective Time, CTI shall take all necessary steps in order to issue and deliver the shares of CTI Common Stock to be issued pursuant to Section 1.7(b) hereof in exchange for Novuspharma Ordinary Shares and cash or shares of CTI Common Stock, as the case may be, sufficient to pay cash in lieu of fractional shares in accordance with Section 1.9 hereof (collectively, the "Exchange Fund"). Except as contemplated by this Section 1.8, the Exchange Fund shall not be used for any other purposes. Novuspharma acknowledges that Novuspharma shall be responsible for delivering to Monte Titoli the relevant instructions regarding the Exchange Ratio, the Effective Time and any other information that Monte Titoli may require in connection with the exchange procedure, and CTI will cooperate with Novuspharma in such respect should Novuspharma reasonably request. Such instructions shall be given by Novuspharma prior to or on the Closing Date.

                  1.9 No Fractional Shares.

                          (a) No fractional shares of CTI Common Stock shall
be issued upon the conversion or exchange of Novuspharma Ordinary Shares, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a shareholder of CTI.

                          (b) Within ten (10) days following the Shareholder
Approvals, CTI and Novuspharma shall select and enter into an agreement (in form and substance reasonably satisfactory to both parties) with a financial intermediary which participates in Monte Titoli or a bank designated by the parties to act as exchange agent (the "Exchange Agent"). CTI, Novuspharma and the Exchange Agent shall determine suitable procedures for the treatment of fractional shares of CTI Common Stock issued in respect of Novuspharma Ordinary Shares in the Merger in accordance with market practice in Italy and with the rules and practice of Monte Titoli. The Surviving Corporation shall pay all commissions, transfer taxes and other out-of-pocket transaction costs of the Exchange Agent incurred in connection with dealing with any such fractional shares of CTI Common Stock. In addition, the Surviving Corporation shall pay the Exchange Agent's compensation and expenses in connection with dealing with any such fractional shares of CTI Common Stock.

                  1.10 Rescission Shares. Notwithstanding Section 1.7 hereof or any other provision of this Agreement, if the Merger is consummated pursuant to the terms and conditions of this Agreement and the WBCA and Italian Law, Novuspharma Ordinary Shares outstanding immediately prior to the Effective Time and held by a holder who has exercised and perfected


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his or her rescission rights in accordance with Italian Law and who does not subsequently withdraw such exercise or abandon such right (the "Rescission Shares"), shall not be converted into or exchanged for the Merger Consideration, but, effective as of the Effective Time or at any other time determined by Novuspharma and CTI in accordance with Applicable Laws, the holders of Rescission Shares shall be entitled to receive cash per Novuspharma Ordinary Share equal to the Average Closing Price (as defined below). The effective payment of the cash consideration for the rescission right will be made immediately following the closing by the Surviving Entity since the effective exercise of the rescission right will be subject to the consummation of the Merger. For purposes of this Section 1.10, "Average Closing Price" means the average closing price for a share of Novuspharma Ordinary Shares on the Nuovo Mercato during the six (6) months prior to the date of the Novuspharma Shareholder Approval. Novuspharma shall set aside, in a bank account instituted by Novuspharma for such purposes, amounts in cash to be potentially paid in respect of Rescission Shares and Novuspharma shall give CTI and its counsel prompt notice of any demands for rescission rights received by Novuspharma or its counsel from the holders of Novuspharma Ordinary Shares or their nominees. Upon payment of the amounts due in respect of the Rescission Shares pursuant to this Section 1.10, the Rescission Shares and book-entry positions representing Rescission Shares shall automatically be cancelled and any holder thereof shall cease to have any rights with respect thereto, including as a shareholder of the Surviving Corporation.

                  1.11 Return of the Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the former shareholders of Novuspharma for six (6) months after the Effective Time shall be delivered to the Surviving Corporation, upon demand by the Surviving Corporation, and any such former shareholders of Novuspharma who have not theretofore complied with any instructions provided to them in connection with the exchange of Novuspharma Ordinary Shares for shares of CTI Common Stock shall thereafter seek recourse only from the Surviving Corporation for payment of their claim for CTI Common Stock. None of CTI, Novuspharma, the Surviving Corporation or the Exchange Agent shall be liable to any former holder of Novuspharma Ordinary Shares for any shares of CTI Common Stock or cash otherwise deliverable or payable to any holder of Novuspharma Ordinary Shares properly paid to a public official pursuant to any applicable abandoned property, escheat or similar laws.

                  1.12 No Further Ownership Rights in Novuspharma Ordinary Shares. All shares of CTI Common Stock issued in accordance with the terms of this Article I (including any cash paid pursuant to Section 1.9 or 1.10 hereof) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to Novuspharma Ordinary Shares. At the Effective Time, the stock transfer books of Novuspharma shall be closed, and there shall be no further registrations of transfers of Novuspharma Ordinary Shares thereafter on the records of Novuspharma.

                  1.13 Associated Rights. References in this Agreement to CTI Common Stock shall include, unless the context requires otherwise, the associated Preferred Stock Purchase Rights ("Rights") issued pursuant to that certain Rights Agreement dated as of November 11, 1996, by and between CTI and Harris Trust Company of California, as amended by that certain First Amendment to Rights Agreement, dated November 20, 2002 between CTI, Harris Trust Company of California and Computershare Investor Services, LLC (as amended, the "Rights Plan").

                  1.14 Further Assurances. Immediately after the Effective Time, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name of and on behalf of either CTI or Novuspharma, any deeds, bills of sale, assignments or assurances or other acts or things necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights (including, without limitation, the right to collect damages for past infringement of Intellectual Property (as defined in Section 2.13(a) hereof) or other rights), privileges, powers, franchises, properties or assets of either of CTI or Novuspharma or (b) otherwise to carry out the purposes of this Agreement.

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF NOVUSPHARMA

                  Except as set forth on the Disclosure Schedules (provided that an item on such Disclosure Schedules shall be deemed to qualify only the particular section or sections of this Article II specified for such item, unless it is reasonably apparent that the disclosure or statement in one section of the Disclosure Schedules should apply to one or more sections thereof) delivered by Novuspharma to CTI prior to the execution of this Agreement (the "Novuspharma Disclosure Schedules"), Novuspharma represents and warrants to CTI as follows:

                  2.1 Organization, Standing and Corporate Power. Novuspharma is a joint stock company duly organized, validly existing and in good standing under the laws of Italy and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Novuspharma is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not be reasonably likely to have a material adverse effect (as defined in Section 8.3 hereof) on Novuspharma. The corporate records and minute books of Novuspharma have been maintained in accordance with all applicable requirements and are true, correct and complete in all respects, except as would not be reasonably likely to have a material adverse effect on Novuspharma. Novuspharma has delivered or made available to CTI true, correct and complete copies of its Articles of Association and Bylaws, as amended to the date hereof.

                  2.2 Capital Structure. As of the date hereof, the authorized capital stock of Novuspharma consists of 6,566,200 Novuspharma Ordinary Shares, of which all of such shares are issued, subscribed, paid-in and outstanding and are represented by a book-entry position with depositary intermediaries participating to Monte Titoli. The rights, preferences and privileges of Novuspharma Ordinary Shares are as stated in Novuspharma's Articles of Association and in the applicable Italian Laws. On April 18, 2000, the extraordinary shareholders meeting of Novuspharma granted (pursuant to art. 2443 of the Italian Civil Code) to Novuspharma's Board of Directors the power to reserve up to 67,770 Novuspharma Ordinary Shares for issuance pursuant to the Novuspharma Stock Option Plans. On April 9, 2001, the extraordinary shareholders meeting of Novuspharma granted (pursuant to art. 2443 of the Italian Civil Code) to Novuspharma's Board of Directors the power to reserve 200,000 Novuspharma Ordinary Shares for issuance pursuant to the Novuspharma Stock Option Plans. On April 24, 2002, the extraordinary shareholders meeting of Novuspharma granted (pursuant to art. 2443 of the Italian Civil Code) to Novuspharma's Board of Directors the power to reserve 250,000 Novuspharma Ordinary Shares for issuance pursuant to the Novuspharma Stock Option Plans. All issued and outstanding Novuspharma Ordinary Shares and all Novuspharma Ordinary Shares which may be issued upon the exercise of Novuspharma Stock Options are or will be duly authorized, validly issued, fully paid and nonassessable. No issued or outstanding Novuspharma Ordinary Shares are subject to or were issued in violation of any preemptive rights, or were issued in violation of applicable securities laws. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of Novuspharma may vote ("Voting Debt") is issued or outstanding as of the date hereof. As of the date of this Agreement, except as set forth above, there are no outstanding shares of capital stock of, or other equity or voting interests in, Novuspharma, or securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Novuspharma is a party or by which it is bound obligating Novuspharma to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting interests in Novuspharma, Voting Debt or other securities (whether voting or otherwise) of Novuspharma or to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth in
Schedule 2.2(a) of the Novuspharma Disclosure Schedules, there are no outstanding contractual obligations of Novuspharma (1) restricting the transfer of, (2) affecting the voting rights of (including, without limitation, voting trusts, voting agreements or irrevocable proxies), (3) requiring the repurchase, redemption or disposition of, (4) requiring the registration for sale of, or (5) granting any preemptive or antidilutive right with respect to, any Novuspharma Ordinary Shares or any Novuspharma Stock Options. Novuspharma has delivered or made available to CTI and its counsel copies of all documents listed on Schedule 2.2(a) of the Novuspharma Disclosure Schedules. The execution and delivery of this Agreement and the agreements contemplated hereby to which Novuspharma is a party do not, and the consummation of the transactions contemplated hereby and thereby and the compliance with the provisions hereof and thereof will not, give rise to any preemptive or antidilutive right of any person with respect to Novuspharma Ordinary Shares or any Novuspharma Stock Options. Except as set forth in
Schedule 2.2(b) of the Novuspharma Disclosure Schedules, from the close of business on December 31, 2002 to and including the date hereof, no Novuspharma Ordinary Shares or other capital stock or other securities (whether voting or otherwise) of Novuspharma have been issued or will be issued or transferred from Novuspharma's treasury. Novuspharma does not own, directly or indirectly, any capital stock or other equity or voting interests in, or other securities (whether voting or otherwise) or other ownership interest in any corporation, partnership, limited partnership, limited liability company, joint venture or other entity. There are no options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Novuspharma is a party or by which it is bound obligating Novuspharma to acquire or underwrite any capital stock or other equity or voting interests in, or any other securities of, any corporation, partnership, limited partnership, limited liability company, joint venture or other entity. Except as set forth on
Schedule 2.2(c) of the Novuspharma Disclosure Schedules, Novuspharma owns no shares of CTI Common Stock and since April 4, 2003 has not purchased or sold any Novuspharma Ordinary Shares.

                  2.3 Authority. Novuspharma has the requisite corporate power and authority to enter into this Agreement and, subject to the Novuspharma Shareholder Approval, to consummate the transactions contemplated hereby. The Board of Directors of Novuspharma at a meeting of directors duly called and held: (a) resolved that the Merger and the Merger Plan are advisable and fair and in the best interests of Novuspharma and its shareholders; (b) approved the Merger Plan; (c) resolved to enter into this Agreement (granting the managing director of Novuspharma) with the relevant corporate powers) and to recommend approval of the Merger and the consummation of the transactions contemplated by this Agreement upon the terms and subject to the conditions set forth in this Agreement and in accordance with the WBCA and Italian Law to the holders of Novuspharma Ordinary Shares; (d) granted a director all necessary powers in order for the Novuspharma Shareholders Meeting to be called as soon as necessary pursuant to this Agreement and (e) directed that the Merger and the Merger Plan be submitted for the relevant approval of the holders of the Novuspharma Ordinary Shares. The financial statements of Novuspharma as of December 31, 2002 were approved at the ordinary shareholders' meeting of Novuspharma held on April 24, 2003. The execution and delivery of this Agreement and the consummation by Novuspharma of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Novuspharma, subject only to the Novuspharma Shareholder Approval. This Agreement has been duly executed and delivered by Novuspharma and constitutes a valid and binding obligation of Novuspharma, enforceable against Novuspharma in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity.

                  2.4 Consents and Approvals; No Violations. Except as set forth on Schedule 2.4 of the Novuspharma Disclosure Schedules, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, (a) conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation pursuant to, any Novuspharma Material Contract (as defined in Section 2.15 hereof), or to loss of a material benefit under, or result in the creation of any pledge, claim, restriction on transfer, charge, lien, encumbrance, right of first refusal, option or security interest of any kind or nature whatsoever ("Lien") upon any of the properties or assets of Novuspharma; (b) conflict with or result in any violation of or default under the Articles of Association and Bylaws of Novuspharma; (c) conflict with, or result in any material violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation pursuant to, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, commitment, instrument, undertaking, permit, concession, franchise, license or other legally binding arrangement or understanding ("Contracts") applicable to Novuspharma or its properties or assets, (d) conflict with or violate any license, permit or other instrument or Contract granted by, or entered into with, a Regulatory Agency (as defined in Section 2.12(e) below); (e) conflict with or result in any violation of or default (with or without notice or lapse of time or both) under, or give rise to the right of termination, cancellation or acceleration of any obligation pursuant to, any grant or subsidized loan received by Novuspharma from any Italian, European Union ("EU") or other Governmental Entity, including, without limitation, the Italian Ministry of Scientific Research and Technology (Ministero dell'Universita e della Ricerca Scientifica e Tecnologica / Ministero dell'Istruzione e della Ricerca or "MURST/MIUR") (collectively, the "Grants and Subsidies"); or (f) subject to the governmental filings and other matters referred to in the following sentence, conflict with or violate any orders, judgments, injunctions, decrees or other requirements of any court, arbitrator or Governmental Entity (each a "Judgment"), or any statutes, laws, ordinances, rules or regulations (together with any Judgments, "Applicable Laws") issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined below) and applicable to Novuspharma or its properties, other than, in the case of foregoing clauses (a), (c), (d), (e) or
(f), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not (x) be reasonably likely to have a material adverse effect on Novuspharma, (y) impair in any material respect the ability of Novuspharma to perform its obligations under this Agreement, or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Italian, United States, EU or other foreign court, administrative or regulatory agency or commission (including any Regulatory Agencies) or other governmental authority or agency, (a "Governmental Entity"), is required by Novuspharma in connection with the execution and delivery of this Agreement by Novuspharma or the consummation by Novuspharma of the transactions contemplated by this Agreement, except for (i) such consents, approvals, orders, authorizations, registrations, declarations and filings, if any, as may be required of or with the United States Federal Trade Commission and/or the United States Antitrust Division of the Department of Justice (the "Specified Agencies") under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (ii) the filing with CONSOB of this Agreement, the Shareholder Voting Agreements, the Information Document (as defined in Section 5.1(b) hereof), the minutes from the Novuspharma Shareholders' Meeting and certain other documents as required under Italian Law relating to the Merger, (iii) the filing with the United States Securities and Exchange Commission (the "SEC") of such reports under the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iv) the filing with the Borsa Italiana of the Information Document and certain other documents relating to the Merger, (v) the filing, publication and recordation of the Merger Deed or other appropriate documents and notices with the Companies' Register at the Italian Chamber of Commerce in Milan, Italy, (vi) the filing of the Articles of Merger with the Secretary of State of Washington in accordance with the relevant provisions of the WBCA, (vii) such filings and consents as may be required under any environmental, health or safety law or regulation (including any rules and regulations of the United States Food and Drug Administration (the "FDA") and any consent of MURST/MIUR) pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated hereby, each of which is set forth in
Schedule 2.4 of the Novuspharma Disclosure Schedules, (viii) such consents, approvals or authorizations as set forth in Schedule 2.4 of the Novuspharma Disclosure Schedules and (ix) such other consents, approvals, orders, authorizations, registrations, declarations and filings required by Applicable Laws, the failure of which to be obtained or made would not, in the case of this clause (ix), individually or in the aggregate, (x) be reasonably likely to have a material adverse effect on Novuspharma, (y) impair in any material respect the ability of Novuspharma to perform its obligations under this Agreement, or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

                  2.5 Publicly Filed Documents; Financial Statements.

                          (a) Since November 9, 2000, Novuspharma has timely
filed and published with the CONSOB and the Borsa Italiana all required reports, forms and other documents (the "CONSOB Documents"). As of their respective dates, the CONSOB Documents were prepared in accordance and complied in all material respects with the requirements of Italian Law and the rules and regulations of the Borsa Italiana and the CONSOB promulgated thereunder and applicable to such CONSOB Documents, and none of the CONSOB Documents contained any untrue, incorrect or incomplete statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any CONSOB Document has been revised or superseded by a later-filed CONSOB Document filed and publicly available prior to the date of this Agreement, none of the CONSOB Documents contains any untrue, incorrect or incomplete statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                          (b) The audited financial statements of Novuspharma
included in the CONSOB Documents (together with the notes thereto, the "Novuspharma Audited Financial

Statements") and the unaudited financial statements of Novuspharma included in the CONSOB Documents (the "Novuspharma Unaudited Financial Statements" and, together with the Novuspharma Audited Financial Statements, the "Novuspharma Financial Statements"): (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the CONSOB and the Borsa Italiana with respect thereto; (ii) have been prepared in accordance with Italian accounting principles as prescribed by Italian Law ("Italian GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto); (iii) fairly present the financial position of Novuspharma as and at the respective dates thereof and the results of its operations and its cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein); and (iv) in the case of the Novuspharma Audited Financial Statements, have been duly audited by KPMG S.p.A. in accordance with Italian Law. Except as required by Italian GAAP, Novuspharma has not, since November 9, 2000, made any change in the accounting practices or policies applied in the preparation of the Novuspharma Financial Statements. The quarterly report of Novuspharma contained in the CONSOB Documents as of March 31, 2003 is hereinafter referred to as the "Novuspharma Balance Sheet" and March 31, 2003 is hereinafter referred to as the "Novuspharma Balance Sheet Date." The books and records of Novuspharma have been, and are being, maintained in all material respects in accordance with Italian GAAP and other applicable legal and accounting requirements. Except as set forth on the Novuspharma Financial Statements and for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the Novuspharma Balance Sheet Date that are not, individually or in the aggregate, material to Novuspharma, Novuspharma has (i) no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by Italian GAAP to be recognized or disclosed on the Novuspharma Financial Statements, and (ii) no liabilities or obligations of any nature (whether accrued, contingent or otherwise) that, individually or in the aggregate, would be reasonably likely to have a material adverse effect on Novuspharma. No basis exists that would require, and to Novuspharma's knowledge, no circumstance exists that would be reasonably likely to require Novuspharma to restate any of the Novuspharma Financial Statements.

                          (c) Other than in connection with this Agreement and
the transactions contemplated hereby, Novuspharma is not or has never been subject to any filing or other reporting requirements under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") or the Exchange Act, or the rules and regulations of the SEC promulgated thereunder. During all periods covered by the Novuspharma Financial Statements, (i) to Novuspharma's knowledge, a majority of the outstanding voting securities of Novuspharma were not held by residents of the United States, (ii) a majority of the executive officers and directors of Novuspharma were not citizens of the United States, (iii) a majority of the assets of Novuspharma were located outside United States, and (iv) a majority of Novuspharma's business was administered outside of the United States.

                  2.6 Disclosure. None of the information supplied by Novuspharma specifically for inclusion or incorporation by reference in (a) the Registration Statement (as defined in Section 5.1(a) hereof), will, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue, incorrect or incomplete statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, (b) the Proxy Statement (as defined in Section 5.1(a) hereof) will, at the date the Proxy Statement is first mailed to CTI's shareholders or at the time of the CTI Shareholders' Meeting, contain any untrue, incorrect or incomplete statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (c) the Information Document and the Listing Particulars will, at the date they are first filed with the Borsa Italiana and the CONSOB, respectively, or, in the case of the Information Document, made available at Novuspharma's registered office in Bresso, Italy, or at the time of the Novuspharma Shareholders' Meeting, contain any untrue, incorrect or incomplete statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time, any event with respect to Novuspharma, its officers or directors shall occur which is required to be described in the Proxy Statement, the Registration Statement, the Information Document or the Listing Particulars, (1) Novuspharma shall promptly advise CTI of such event, and (2) if required by Applicable Law, Novuspharma shall promptly file an appropriate amendment or supplement thereto with the CONSOB or the Borsa Italiana, and, as required by Applicable Law, disseminate such amendment or supplement to the shareholders of Novuspharma; provided, however, that, subject to the requirements of Italian securities laws, in no event shall Novuspharma make any disclosure without the prior written consent of CTI if doing so would violate or cause a violation of United States securities laws or any other Applicable Laws. The Information Document will comply as to form in all material respects with the rules and regulations of the CONSOB and the Borsa Italiana. Notwithstanding the foregoing, no representation or warranty is made by Novuspharma with respect to statements made or incorporated by reference in the Information Document based on information supplied by CTI specifically for inclusion or incorporation by reference therein.

                  2.7 Absence of Certain Changes or Events. Except as set forth in Schedule 2.7 of the Novuspharma Disclosure Schedules and except for this Agreement and the documents executed in connection herewith and the transactions contemplated thereby, (a) since the Novuspharma Balance Sheet Date and through the date of this Agreement, (i) Novuspharma has conducted its business only in the ordinary course of business consistent with past practice, (ii) there has not been any declaration, setting aside or payment of any dividend on, or other distribution (whether in case, stock or property) in respect of, any of Novuspharma's capital stock, or any purchase, redemption or other acquisition by Novuspharma of any of its capital stock or any other securities of Novuspharma or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) Novuspharma has not acquired or agreed to acquire any assets other than in the ordinary course of business consistent with past practice and (iv) there has not been any split, combination or reclassification of any of Novuspharma's capital stock, and (b) since the Novuspharma Balance Sheet Date through the date of this Agreement (i) Novuspharma has not incurred any liability or obligation (indirect, direct or contingent), that is not in the ordinary course of business or that would, individually or in the aggregate, result in a material adverse effect on Novuspharma, (ii) Novuspharma has not sustained any material damage, destruction or loss, whether or not covered by insurance, and (iii) there has been no event, circumstance or development that would be reasonably likely to have a material adverse effect on Novuspharma.

                  2.8 Taxes.

                          (a) Novuspharma has timely filed the Italian, local
or non-Italian tax returns and reports required to be filed by it through the date hereof and shall timely file all such returns and reports required to be filed on or before the Effective Time and all such returns and reports are true, correct and complete in all material respects. Novuspharma has timely paid and discharged any and all taxes shown to be due on such returns. The most recent Novuspharma Financial Statements filed prior to the date of this Agreement and publicly available properly reflect in accordance with Italian GAAP the Novuspharma tax situation for all taxable periods and portions thereof through the date of such Novuspharma Financial Statements, including, but not limited to, an adequate reserve for taxes.

                          (b) No claim or deficiency for any taxes has been
proposed, threatened in writing or assessed by any Italian, United States or other taxing authority or agency (including, without limitation, the United States Internal Revenue Service (the "IRS")) against Novuspharma which would be reasonably likely to have a material adverse effect upon Novuspharma. As of the date hereof, no requests for refunds or waivers of the time to assess any taxes have been granted or are pending. As of the date hereof, no audit or examination with respect to taxes is presently in progress and Novuspharma has not received in writing a notice of audit or examination or similar inquiry with respect to taxes.

                          (c) Novuspharma has withheld and/or paid over to the
proper governmental authorities all material taxes required to have been withheld and/or paid over and complied with all material information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor or other third party.

                          (d) Copies of (i) any tax examinations, (ii)
extensions of statutory limitations for the collection or assessment of taxes, and (iii) the tax returns of Novuspharma for the last five (5) fiscal years have been made available to CTI.

                          (e) There are (and, as of immediately following the
Effective Time, there will be) no material Liens on the assets of Novuspharma relating to or attributable to taxes, except for Liens for taxes not yet due.

                          (f) To Novuspharma's knowledge, there is no basis
for the assertion of any claim relating to or attributable to taxes that, if adversely determined, would result in any Lien on the assets of Novuspharma or otherwise have a material adverse effect on Novuspharma.

                          (g) Novuspharma is not, and has not been at any
time, a party to a tax sharing, tax indemnity or tax allocation agreement, and Novuspharma has not assumed the tax liability of any other person under Contract, or pursuant to Applicable Law.

                          (h) As used in this Agreement, "taxes" shall include
all (i) Italian, United States and other income, property, sales, transfer, payroll, employment, VAT, IRPEG, excise and other taxes (including IRAP), of any nature whatsoever (whether payable directly or by withholding), together with any interest and penalties, additions to tax or additional amounts imposed with respect thereto and (ii) any liability for the payment of any amount described in clause (i) of this Section 2.8(h) as a result of being a member of an affiliated, consolidated, combined, unitary or any other similar group for any period.

                          (i) As of the date hereof, Novuspharma's tax basis
in its assets for purposes of determining its future amortization, depreciation and other Italian income tax deductions is accurately reflected on Novuspharma's tax books and records, as the case may be.

                          (j) As of the date hereof, the tax losses of
Novuspharma are existing and valid pursuant to Applicable Law.

                  2.9 Actions and Proceedings. Except as set forth on Schedule
2.9 of the Novuspharma Disclosure Schedules, as of the date hereof, there is no suit, action, investigation, audit or proceeding in any Italian, United States, EU or other jurisdiction, including, without limitation, any product liability claim, pending or, to the knowledge of Novuspharma, threatened in writing against Novuspharma or its management that, individually or in the aggregate, would be reasonably likely to (a) have a material adverse effect on Novuspharma, or (b) have a material adverse effect on the ability of Novuspharma to perform its obligations under this Agreement.

                  2.10 Certain Agreements. Except as set forth on Schedule
2.10 of the Novuspharma Disclosure Schedules, there are no stock option, stock appreciation rights, restricted stock, stock purchase or other equity-based plan or agreement that Novuspharma maintains or to which Novuspharma is a party (collectively, the "Novuspharma Plans"). Novuspharma is not a party to any oral Novuspharma Plans. A true, correct and complete copy of each Novuspharma Plan, including, without limitation, the stock option regulations approved by the shareholders' meetings dated April 18, 2000, April 9, 2001 and April 24, 2002 and the minutes of the Board of Directors of Novuspharma dated February 27, 2001, November 13, 2001 and December 11, 2002 (the "Novuspharma Stock Option Plan"), has been made available to CTI and its counsel. As of the date of this Agreement, Schedule 2.10 of the Novuspharma Disclosure Schedules sets forth a true, correct and complete list of all holders of options to purchase Novuspharma Ordinary Shares ("Novuspharma Stock Options") or other Novuspharma equity-based awards, grant dates, number of shares subject to awards, vesting and exercisability schedule and exercise price. As of the date of this Agreement, except as set forth on Schedule 2.10 of the Novuspharma Disclosure Schedules, Novuspharma is not a party to any written or unwritten agreement or plan, including any Novuspharma Plan, any of the benefits of which will be increased by, the vesting or exercisability of the benefits of which will be accelerated by, or the value of any of the benefits of which will be calculated on the basis of, any of the transactions contemplated by this Agreement either alone or upon the occurrence of any additional or further acts or events. No holder of any Novuspharma Stock Options or Novuspharma Ordinary Shares granted in connection with the performance of services for Novuspharma, is or will be entitled to receive cash from Novuspharma in lieu of or in exchange for such option or shares as a result of the transactions contemplated by this Agreement either alone or upon the occurrence of any additional or further acts or events (other than, in the case of holders of Novuspharma Ordinary Shares, any Rescission Shares and cash in lieu of fractional shares). Novuspharma is not a party or subject to any termination benefits agreement (or arrangement) or severance agreement (or arrangement) or employment agreement (or arrangement), either alone or upon the occurrence of any additional or further acts or events, which would be triggered by the consummation of the transactions contemplated by this Agreement, except as set forth in Schedule 2.10 of the Novuspharma Disclosure Schedules.


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

                  2.11 Employee Benefits; Social Security.

                          (a) Schedule 2.11(a) of the Novuspharma Disclosure
Schedules lists all Novuspharma Plans, employee benefit plans and all other collective bargaining agreements or bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plans, arrangements or understandings, whether written or unwritten (collectively, "Novuspharma Benefit Plans") currently maintained, or contributed to, or required to be maintained or contributed to, by Novuspharma, or with respect to which Novuspharma has any material liability, including, without limitation, all employment agreements with the Continuing Employees and all employment, termination, change in control, severance or other Contracts for the benefit of any current or former employees, officers or directors of Novuspharma that require any material future performance or obligation by Novuspharma. Novuspharma has delivered to, or made available for review by, CTI, true, complete and correct copies of all Novuspharma Benefit Plans, the most recent plan summary distributed to employees with respect to each such plan for which a summary was prepared, and any and all trust agreements and group annuity contracts regarding any such plan. The Novuspharma Benefit Plans have been administered in accordance with their terms and have been properly accrued and reflected in the Novuspharma Financial Statements, except in each case as, individually or in the aggregate, would not be reasonably likely to have a material adverse effect on Novuspharma. Novuspharma and all such Novuspharma Benefit Plans are in compliance with applicable provisions of Italian Law except for failures that, individually or in the aggregate, would not be reasonably likely to have a material adverse effect on Novuspharma or the occurrence of the transactions contemplated by this Agreement in accordance with the terms of this Agreement. Except as set forth in Schedule 2.11(a) of the Novuspharma Disclosure Schedules, the consummation of the transactions contemplated by this Agreement, either alone or upon the occurrence of any additional or further act or event, will not result in an increase in any payment or an increase in the amount of compensation or benefits or accelerate the vesting, exercisability or timing of any benefits payable to or in respect of any employee or former employee, director, consultant or other independent contractor of Novuspharma or the beneficiary or dependent of any such person or entity. The most recent Novuspharma Financial Statements filed prior to the date of this Agreement and publicly available properly reflect in accordance with Italian GAAP all Novuspharma Benefit Plan obligations accrued or payable (contingent or otherwise) by Novuspharma for all taxable periods and portions thereof through the date of such Novuspharma Financial Statements.

                          (b) Except as disclosed in Schedule 2.11(b) of the
Novuspharma Disclosure Schedules, Novuspharma has no material liabilities for which an adequate reserve has not been provided for in the Novuspharma Financial Statements, pursuant to any Novuspharma Benefit Plan, including, without limitation, any nonqualified deferred compensation plan or an excess benefit plan.

                          (c) Novuspharma has timely filed, within the times
and in the manner prescribed by Italian Law, all social security returns and social security reports required to be filed by it through the date hereof and shall timely file all such returns and reports required to be filed on or before the Effective Time, and all such returns and reports are true, correct and complete in all material respects. Novuspharma has timely paid and discharged all social security contributions due from them, other than such social security contributions as are being contested in good faith by appropriate proceedings and are adequately reserved for on the most recent Novuspharma Financial Statements filed prior to the date of this Agreement and publicly available. The most recent Novuspharma Financial Statements filed prior to the date of this Agreement and publicly available properly reflect in accordance with Italian GAAP all social security contributions payable by Novuspharma for all taxable periods and portions thereof through the date of such Novuspharma Financial Statements.

                          (d) As of the date hereof, no claim or deficiency
for any social security contributions has been proposed, threatened in writing, asserted or assessed by any Italian social security authority or agency against Novuspharma which would be reasonably likely to have a material adverse effect upon Novuspharma and no requests for refunds or waivers of the time to assess any social security contributions are pending.

                          (e) Novuspharma has withheld and timely paid over to
the proper governmental authorities all social security contributions required to have been withheld and paid over and complied with all material information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid to any employee.

                          (f) Copies of (i) any social security examinations,
(ii) extensions of statutory limitations for the collection or assessment of social security contributions, and (iii) the social security returns of Novuspharma for the last five fiscal years have been made available to CTI.

                          (g) There are no material Liens on the assets of
Novuspharma relating to or attributable to social security contributions, except for Liens for social security contributions not yet due.

                          (h) To Novuspharma's knowledge and as of the date
hereof, there is no basis for the assertion of any claim relating to or attributable to social security contributions that, if adversely determined, would result in any Lien on the assets of Novuspharma or otherwise have a material adverse effect on Novuspharma.

                          (i) As used in this Agreement, "social security
contributions" shall include all social security contributions, of any nature whatsoever, as well as any statutory insurance (whether payable directly or by withholding), together with any interest and penalties, additions to social security contribution or additional amounts imposed with respect thereto.

                  2.12 Compliance with Applicable Laws.

                          (a) Novuspharma has in effect all material Italian,
United States, EU and other foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary, under Applicable Laws in effect on the date hereof, for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits, which lack or default individually or in the aggregate would not be reasonably likely to have a material adverse effect on Novuspharma. Novuspharma is not in violation of and has no liabilities, whether accrued, absolute, contingent or otherwise, under any Applicable Laws, except for violations of or liabilities under Applicable Laws which, individually or in the aggregate, would not be reasonably likely to have a material adverse effect on Novuspharma or the occurrence of the transactions contemplated by this Agreement in accordance with the terms of this Agreement. As of the date hereof, to

Novuspharma's knowledge, there is no pending proceeding for the revocation, withdrawal or limitation of any Permit, nor has Novuspharma received any written notice of the initiation of any such proceeding, nor to Novuspharma's knowledge, are there any circumstances or facts that will cause the denial, limitation or revocation of any Permit for which an application has been submitted. Novuspharma is in compliance in all material respects with law no. 675 of December 31, 1996, as subsequently amended and relevant implementation decrees.

                          (b) Novuspharma is, and has been in compliance with
applicable Environmental Laws, except for noncompliance which, individually or in the aggregate, would not be reasonably likely to have a material adverse effect on Novuspharma. The term "Environmental Laws" as used in this Section
2.12 means any Italian or other Applicable Laws relating to: (i) emissions, discharges, releases or threatened releases of Hazardous Material (as defined below) into the environment, including, without limitation, into ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly owned treatment works, septic systems or land;
(ii) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material; (iii) protection of the environment; or (iv) employee health and safety.

                          (c) During the period of ownership or operation by
Novuspharma of any of its current or previously owned or leased properties, or to Novuspharma's knowledge, during any period of prior ownership, there have been no violations of Environmental Laws relating to Hazardous Material, including releases in, on, under or affecting such properties or, to the knowledge of Novuspharma, any surrounding site, except in each case for those which, individually or in the aggregate, would not be reasonably likely to have a material adverse effect on Novuspharma. To Novuspharma's knowledge, Novuspharma has not shipped any Hazardous Material to any disposal site for which it is subject to any liability. As used in this Section 2.12, "Hazardous Material" means (i) contaminants, medical wastes, hazardous or infectious wastes, radioactive or toxic materials or materials that are otherwise a danger to health or the environment or capable of damage to property, including without limitation, PCBs, asbestos, urea-formaldehyde, ozone depleting substances, and all the substances listed as hazardous or dangerous substances pursuant to Applicable Laws, but excluding office and janitorial supplies, (ii) petroleum, including crude oil and any fractions thereof, and
(iii) natural gas, synthetic gas and any mixtures thereof.

                          (d) Novuspharma is in material compliance with the
Applicable Laws, rules and regulations of the Borsa Italiana. Novuspharma has not received any written notice that the Borsa Italiana has commenced or threatened to initiate any actions to delist the Novuspharma Ordinary Shares listed on the Nuovo Mercato. Novuspharma has provided or made available and, after the date hereof, will provide or make available to CTI and its counsel, prior to the Closing Date, copies of all material correspondence between Novuspharma and the Borsa Italiana.

                          (e) Novuspharma is in compliance in all material
respects with all (i) Applicable Laws relating to the evaluation, testing (including clinical testing), research, experimentation, marketing and sale of drug products, in whatever stage of development, to the extent such laws are applicable to Novuspharma, including, without limitation, the United States Food, Drug and Cosmetics Act, as amended (the "FDCA"), (ii) rules and regulations of any and all applicable Italian, United States, EU and other foreign regulatory agencies, including, without limitation, the Ministry of Health in Italy, the European Agency for the Evaluation of Medical Products ("EMEA"), and the FDA (collectively, "Regulatory Agencies"), to the extent such rules and regulations are applicable to it and its activities, and (iii) product applications (including

Investigational New Drug Applications, ("INDs") or the EU equivalent) which have been approved by a Regulatory Agency under which Novuspharma has experimented, researched, studied, tested, manufactured, marketed or sold any pharmaceutical or drug products on or after November 9, 2000. All manufacturing research and clinical and non-clinical testing activities conducted by Novuspharma have been and are being conducted in material compliance with current regulations relating to Good Manufacturing Practice, Good Clinical Practice, Good Laboratory Practice, the reporting of adverse events, the filing of reports and security promulgated by the FDA and other EU and Italian Regulatory Agencies, as and if applicable.

                          (f) Schedule 2.12(f) of the Novuspharma Disclosure
Schedules sets forth a complete and accurate list of the clinical products that are being developed, tested, manufactured, marketed, distributed or sold by Novuspharma as of the date of this Agreement.

                          (g) Novuspharma possesses approval or allowance by
the applicable Regulatory Agency of all material investigational or registered product applications as are currently legally required and are necessary for the conduct of its business as now being conducted; a list of all material investigational or registered product applications and similar regulatory filings (including INDs) is attached hereto as Schedule 2.12(g) of the Novuspharma Disclosure Schedules, true, correct and complete copies of which (including all supplements and amendments) have been provided or made available by Novuspharma to CTI and its counsel.

                          (h) Schedule 2.12(h) of the Novuspharma Disclosure
Schedules sets forth a true, complete and accurate list of (i) Notices of Adverse Finding (or EU equivalent), (ii) Regulatory Agency inspectional observations, and (iii) Warning Letters or other correspondence from any Regulatory Agency in which the Regulatory Agency asserted that the operations of Novuspharma or its agents acting on its express authority may not be in compliance with Applicable Laws, in each case received by Novuspharma or its agents, acting on its express authority, and the response of Novuspharma or its agents acting on its express authority to such Regulatory Agency's notice, in the case of each of (i) through (iii), since January 1, 2000. True and complete copies of such correspondence have heretofore been provided or made available to CTI and its counsel.

                          (i) Except as set forth on Schedules 2.12(g) and
2.12(h) of the Novuspharma Disclosure Schedules, as to each drug of Novuspharma for which a product application has been approved by, or an IND (or EU equivalent) has been filed with, the applicable Regulatory Agency, the applicant and all persons performing operations covered by the application are in compliance in all material respects with all applicable Italian, United States and other foreign rules and regulations, as the case may be, including, without limitation, the requirements of the FDCA and the implementing regulations of the FDA, respectively, and all terms and conditions of the application.

                          (j) To Novuspharma's knowledge, neither Novuspharma
nor any officer or employee of Novuspharma has made an untrue statement of a material fact or fraudulent statement to any Regulatory Agency or other Governmental Entity, failed to disclose a material fact required to be disclosed to the Regulatory Agency or other Governmental Entity, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be likely to provide a basis for the Regulatory Agency or other Governmental Entity to invoke FDA's policy (or any similar EU or Italian policy) respecting Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities, set forth in 56 Fed. Reg. 46191 (September 10, 1991). Neither Novuspharma, nor, to the knowledge of

Novuspharma, any officer, or employee of Novuspharma has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. ss. 35a(a) or any similar EU or Italian law or regulation, or for which debarment is authorized by 21 U.S.C. ss. 55a(b) or any similar EU or Italian law or regulation.

                          (k) Novuspharma has made available to CTI and its
counsel copies of any and all material written correspondence between Novuspharma and any Regulatory Agencies within the last three (3) years.

                          (l) Except as set forth on Schedule 2.12(l) of the
Novuspharma Disclosure Schedules, at no time has Novuspharma, any person on behalf of Novuspharma, or any Regulatory Agency suspended, or, to Novuspharma's knowledge, threatened in writing to suspend, clinical trials of any of Novuspharma's product candidates based upon the exposure, or potential exposure, of participants in the clinical trials to unacceptable health risks or otherwise.

                          (m) Except as set forth on Schedules 2.12(m) of the
Novuspharma Disclosure Schedules, Novuspharma has not received any written notice that a Regulatory Agency has commenced or threatened in writing to initiate (i) any action to withdraw its approval or request the recall of any product of Novuspharma, (ii) any action to enjoin (A) any production at any facility owned or used by Novuspharma, or any person on behalf of Novuspharma, or (B) any facility (including any clinical facility where testing and/or trials occur) owned or used by Novuspharma, and of any person on behalf of Novuspharma, (iii) the withdrawal of approval of any product application (including, any IND), or (iv) any material civil penalty, injunction, seizure or criminal action.

                          (n) As to each product application (including, any
IND) submitted to, but not approved by, the applicable Regulatory Agency, and not withdrawn by Novuspharma or applicants acting on its behalf as of the date of this Agreement, Novuspharma has, and to the knowledge of Novuspharma applicants acting on its behalf have, complied in all material respects with the applicable Italian or, United States, or EU or other foreign regulatory requirements, (including, without limitation, of the FDCA and implementing FDA regulations), as the case may be, and has provided all additional information and taken all additional action that has been deemed appropriate by Novuspharma in connection with such application.

                          (o) The clinical, pre-clinical, safety and other
studies and tests conducted by or on behalf of or sponsored by Novuspharma were and, if still pending, are being conducted in material compliance with standard medical and scientific research procedures. Novuspharma has not received any written notices or other written correspondence from the FDA or any other Governmental Entity requiring the termination, suspension or modification of any clinical, pre-clinical, safety or other tests.

                  2.13 Intellectual Property.

                          (a) Except as set forth on Schedule 2.13(a) of the
Novuspharma Disclosure Schedules, to Novuspharma's knowledge, Novuspharma owns or has a valid right to use under applicable Italian, United States or foreign laws, as the case may be all: (i) patents (including any applications therefor, and all reissues, divisions, re-examinations, renewals, extensions, continuations, and continuations in-part, collectively, "Patents"); (ii) inventions (whether patented or not), data and technology; (iii) works of authorship, software and copyrights (including any applications or registrations therefor); (iv) industrial designs, trademarks (and all associated goodwill), and internet addresses and domain names (including any applications and registrations for any of the foregoing);
(v) trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies (collectively, "Trade Secrets"); and (vi) any similar or equivalent rights anywhere in the world (all of the foregoing (i) to (vi), "Intellectual Property"), used in or necessary for the conduct of the business of Novuspharma as currently conducted (the "Novuspharma Intellectual Property").

                          (b) Schedule 2.13(b) of the Novuspharma Disclosure
Schedules sets forth a true, correct and complete list of all Patents that are owned or co-owned or exclusively licensed from a third party by Novuspharma including, without limitation, Patents for industrial inventions regarding molecules and/or technologies related to products existing or currently under development by Novuspharma, or related to Novuspharma's compounds.

                          (c) Schedule 2.13(c) of the Novuspharma Disclosure
Schedules sets forth a true, correct and complete list of all material license agreements to which Novuspharma is a party or is otherwise bound, granting any right to use or practice any Intellectual Property rights, whether Novuspharma is the licensee or licensor thereunder, and any written settlements relating to any Intellectual Property to which Novuspharma is a party or is otherwise bound (collectively, the "Novuspharma License Agreements"), indicating for each the title, the parties, date executed and the Intellectual Property covered thereby. The Novuspharma License Agreements in which Novuspharma is the licensee, constitute all of the material licenses used by Novuspharma in connection with its business.

                          (d) Except as set forth in Schedule 2.13(d) of the
Novuspharma Disclosure Schedules, Novuspharma has not licensed or sublicensed its rights in any material Intellectual Property, except pursuant to the Novuspharma License Agreements, and no royalties, honoraria or other fees are payable by Novuspharma for the use of or right to use any third party Intellectual Property, except pursuant to the Novuspharma License Agreements or non-exclusive end user agreements for commercially available software.

                          (e) The Intellectual Property owned by Novuspharma
is free and clear of all Liens, and Novuspharma is listed in the records of the appropriate Italian and/or United States and/or other foreign agency as the sole owner of record for each patent and patent application listed in
Schedule 2.13(b) of the Novuspharma Disclosure Schedules (except for those patents or patent applications designated on Schedule 2.13(b) of the Novuspharma Disclosure Schedules as jointly owned or exclusively licensed from a third party).

                          (f) Except as set forth on Schedule 2.13(f) of the
Novuspharma Disclosure Schedules, to Novuspharma's knowledge, the Patents listed on Schedule 2.13(b) of the Novuspharma Disclosure Schedules are valid, enforceable and subsisting, in full force and effect, and have not expired or been cancelled or abandoned. To Novuspharma's knowledge, there is no pending or threatened nullification, revocation, opposition, interference or cancellation proceedings involving the Patents listed on Schedule 2.13(b) of the Novuspharma Disclosure Schedules. Except as set forth on Schedule 2.13(f) of the Novuspharma Disclosure Schedules, to Novuspharma's knowledge, there is no prior art or circumstances that would render any of the Patents listed on
Schedule 2.13(b) of the Novuspharma Disclosure Schedules invalid or unenforceable.

                          (g) Novuspharma has not received any written notice
asserting infringement or misappropriation of any Intellectual Property rights of others nor has it received any written notice asserting the invalidity or unenforceability of any Novuspharma Intellectual Property. No person has notified Novuspharma in writing that it is claiming any ownership of or right to use any Novuspharma Intellectual Property, other than pursuant to the Novuspharma License Agreements. No person, to the knowledge of Novuspharma, is infringing upon or misappropriating any Intellectual Property rights owned or licensed by Novuspharma. Except as set forth on Schedule 2.13(g) of the Novuspharma Disclosure Schedules, to Novuspharma's knowledge, the conduct of the business of Novuspharma as currently conducted does not conflict with, infringe upon, misappropriate or otherwise violate the valid Intellectual Property rights of any third party. To Novuspharma's knowledge, no action has been instituted against Novuspharma that is presently outstanding alleging that Novuspharma infringes upon, misappropriates or otherwise violates any rights of a third party in or to Intellectual Property. Novuspharma has no knowledge that the claims of any Patent owned or exclusively licensed from a third party by Novuspharma has been previously submitted to any patent office by another party or parties who have priority rights with respect to such Patent.

                          (h) Except as set forth on Schedule 2.13(h) of the
Novuspharma Disclosure Schedules, to Novuspharma's knowledge, all present and former employees and consultants of Novuspharma have executed a written invention assignment or consulting agreement pursuant to which such employee or consultant has assigned to Novuspharma all Intellectual Property rights arising out of the employment or consulting relationship with Novuspharma.

                          (i) Except as set forth on Schedule 2.13(i) of the
Novuspharma Disclosure Schedules, the transactions contemplated by this Agreement will not result in (i) the loss or material impairment of the Surviving Corporation's rights to any Novuspharma Intellectual Property; (ii) the Surviving Corporation being bound by any material non-compete, exclusivity obligation or other restriction on the operation of the business, the products, or the Intellectual Property rights of the Surviving Corporation (except to the same extent affecting specific Novuspharma Intellectual Property rights immediately prior to the Merger); or (iii) the Surviving Corporation granting any rights to any Intellectual Property to a third party (except to the same extent affecting specific Novuspharma Intellectual Property rights immediately prior to the Merger).

                  2.14 Agreements with Employees; Labor Disputes. Schedule
2.14 of the Novuspharma Disclosure Schedules lists all labor union and collective bargaining agreements (or agreements in the nature thereof) between Novuspharma and its employees in effect as of the date hereof. Except as set forth on Schedule 2.14 of the Novuspharma Disclosure Schedules, (i) there is no labor strike, work stoppage or other labor dispute or unrest, pending or threatened in writing by any employee of Novuspharma that, individually or in the aggregate, would be reasonably likely to have a material adverse effect on Novuspharma, and (ii) there are no asserted or threatened claims made against Novuspharma by any employees or other individuals, or labor, administrative, social security, pension or insurance authorities, related to discrimination, harassment, wrongful termination, unpaid benefits (including, without limitation, severance) or otherwise, without limitation, that, individually or in the aggregate, would be reasonably likely to have a material adverse effect on Novuspharma. Novuspharma has complied in all respects with all relevant applicable Italian national and company collective bargaining agreements and the individual terms and conditions of employment or service agreements with respect to each of its employees (and each of its former employees and independent contractors or consultants), except where the failure to be in such compliance would not, individually or in the aggregate, have a material adverse effect on Novuspharma.

To Novuspharma's knowledge, all Novuspharma's independent contractors or consultants, in performing their services, have at all times been properly classified as such by Novuspharma.

                  2.15 Contracts; Debt Instruments(a) Except for this Agreement and such other agreements contemplated hereby and except as set forth on Schedule 2.15(a) of the Novuspharma Disclosure Schedules, as of the date hereof Novuspharma is not a party to or bound by:

                              (i) any Contract that requires payments or repayments by Novuspharma exceeding 100,000 Euros in any one fiscal year or 400,000 Euros in the aggregate,

                              (ii) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of Novuspharma, taken as a whole, is conducted, or limiting the right of Novuspharma to engage in any material line of business,

                              (iii) any exclusive or material (A) supply, distribution, marketing, research, development or purchase Contracts or (B) Novuspharma Intellectual Property licenses,

                              (iv) any material joint venture or other strategic partnership, alliance or collaboration Contract,

                              (v) any Contract relating to the disposition or acquisition by Novuspharma after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Novuspharma will acquire any material ownership interest in any other person or business enterprise,

                              (vi) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts to which Novuspharma is a party relating to the borrowing of money or extension of credit, other than accounts receivable and payable in the ordinary course of Novuspharma's business,

                              (vii) any Contract to which Novuspharma is a party or any plan of Novuspharma (including, without limitation, any stock option plan), the benefits of which will be increased or are contingent on, the benefits of which will be calculated on the basis of, the vesting of benefits of which will be accelerated by, or the material terms of which will be otherwise modified in a manner adverse to Novuspharma upon, the occurrence of any of the transactions contemplated by this Agreement,

                              (viii) any indemnification or guaranty Contract to which Novuspharma is a party that is outside the ordinary course of Novuspharma's business, or

                              (ix) any current or pending Grants or Subsidies to Novuspharma (all Contracts set forth in clauses (i) - (ix) above being referred to herein as "Novuspharma Material Contracts").

                          (b) Novuspharma has delivered or made available to
CTI prior to the date of this Agreement, true, correct and complete copies of all Novuspharma Material Contracts, as amended through the date of this Agreement. Each Novuspharma Material Contract is valid and binding on Novuspharma and, to the knowledge of Novuspharma, the other party or parties thereto, and is in full force and effect, except to the extent they have previously expired in accordance with their terms, and except if the failure to be in full force and effect, individually or in the aggregate, would not be reasonably likely to have a material adverse effect on Novuspharma, and, except as set forth on Schedule 2.15(b) of the Novuspharma Disclosure Schedules, Novuspharma has in all material respects performed all obligations required to be performed by it to date under each Novuspharma Material Contract. Except as set forth on Schedule 2.15(b) of the Novuspharma Disclosure Schedules, as of the date hereof, Novuspharma does not know of, and has not received written notice of (x) any actual or intended termination, cancellation or revocation by the counterparty to a Novuspharma Material Contract with respect to, or (y) any material violation or default under (nor, to the knowledge of Novuspharma, does there exist any condition which, with the passage of time or the giving of notice or both, would result in such a material violation or default under) any Novuspharma Material Contract.

                  2.16 Financial Advisors.

                          (a) Novuspharma has received the opinion of SG Cowen
Securities Corporation ("SG Cowen"), with its principal place of business at 1221 Avenue of the Americas, New York, New York 10020, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair to Novuspharma's shareholders from a financial point of view.

                          (b) Neither Novuspharma nor any of its officers,
directors or employees has employed any broker or finder (other than SG Cowen), or incurred any liability for any brokerage, finder's, financial advisor's or similar fee, expense or commission, and no broker or finder has acted directly or indirectly for Novuspharma, in connection with this Agreement or the transactions contemplated hereby. Pursuant to Italian Law, KPMG S.p.A., Novuspharma's independent auditors, has been appointed "expert" by Novuspharma's Board of Directors.

                  2.17 Title to Properties; Leases. Novuspharma does not own any real property. Schedule 2.17 of the Novuspharma Disclosure Schedules lists all real property leases to which Novuspharma is a party, and each amendment thereto, that is in effect as of the date of this Agreement. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of the leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) that would give rise to a material claim against Novuspharma. Novuspharma has good and marketable title to, or valid leasehold interests in, all its properties and assets, except where such failure, individually or in the aggregate, would not be reasonably likely to have a material adverse effect on Novuspharma. Except as set forth on Schedule
2.17 of the Novuspharma Disclosure Schedules, all real estate properties and moveable assets owned by Novuspharma are owned free of mortgages, pledges, privileges, burdens, encumbrances and other Liens, whether in rem or otherwise.

                  2.18 Grants and Subsidies. Novuspharma is as of the date hereof in compliance in all material respects with all requirements in respect of the Grants and Subsidies including, without limitation, pursuant to Laws 451/94 and 46/82, the regional law 140/97 and the specific progress reporting requirements and progress milestones of Grants and Subsidies financed pursuant to MURST/MIUR decrees.

                  2.19 Insider Interests. Except as described in Schedule 2.19(a) of the Novuspharma Disclosure Schedules, none of Novuspharma, its officers, members of its Board of Directors, or, to Novuspharma's knowledge, its stockholders holding more than 10% of the outstanding Novuspharma Ordinary Shares (a) has any interest in any assets or property (whether real, personal, tangible or intangible) of or used in the business of Novuspharma (other than as owner of outstanding securities of Novuspharma) or (b) is indebted to Novuspharma. Novuspharma is not indebted to any such person, except for amounts due under normal arrangements applicable to all employees generally as to salary or reimbursement of ordinary business expenses or amounts due generally to members of the Board for their service on the Board. As of the date hereof, to the knowledge of Novuspharma there are no losses, claims, damages, costs, expenses, liabilities or judgments which would entitle any director, officer or employee of Novuspharma to indemnification by Novuspharma under Applicable Law, the Articles of Association or Bylaws of Novuspharma or any insurance policy maintained by Novuspharma. None of the members of Novuspharma's Board of Directors listed on Schedule 2.19(b) has any direct or indirect interest of any nature whatever in any person or business which competes with, conducts any business similar to, has any arrangement or agreement (including arrangements regarding the shared use of personnel or facilities) with (whether as a customer or supplier or otherwise) Novuspharma.

                  2.20 Insurance. Novuspharma is, and at all times since its initial public offering has been, insured with primary insurers against all risks normally insured against by companies in similar lines of business, and all of the insurance policies maintained by Novuspharma are in full force and effect. At no time since its initial public offering has Novuspharma been unable to obtain, or been denied, product liability or other insurance.
Schedule 2.20 of the Novuspharma Disclosure Schedules contains a list of all insurance policies currently maintained by Novuspharma and contains a listing of pending workers compensation and general liability claims as of the Novuspharma Balance Sheet Date. These claims, individually or in the aggregate, would not be reasonably likely to have a material adverse effect on Novuspharma. To Novuspharma's knowledge, all necessary notifications of claims have been made to its insurance carriers.

                  2.21 Voting Requirements. The affirmative vote of the holders of at least two-thirds (66 2/3%) of the Novuspharma Ordinary Shares present at the Novuspharma Shareholders' Meeting are the only votes of the holders of any class or series of Novuspharma's capital stock necessary to approve the Merger, the Merger Plan, this Agreement and the transactions contemplated hereby, provided that the quorum required for the Novuspharma Shareholders' Meeting shall consist of more than one-half (50%) of the outstanding Novuspharma Ordinary Shares as of the relevant record date during the first call, more than one-third (33 1/3%) of the outstanding Novuspharma Ordinary Shares as of the relevant record date during the second call, and more than one-fifth (20%) of the outstanding Novuspharma Ordinary Shares as of the relevant record date during the third call.

                                 ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF CTI

                  Except as set forth on the Disclosure Schedules (provided that an item on such Disclosure Schedules shall be deemed to qualify only the particular section or sections of this Article III specified for such item, unless it is reasonably apparent that the disclosure or statement in one section of the Disclosure Schedules should apply to one or more sections thereof) delivered by CTI to Novuspharma prior to the execution of this Agreement (the "CTI Disclosure Schedules"), CTI represents and warrants to Novuspharma as follows:

                  3.1 Organization, Standing and Corporate Power. CTI and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. CTI and each of its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not be reasonably likely to have a material adverse effect on CTI. The corporate records and minute books of CTI and its subsidiaries have been maintained in accordance with all applicable requirements and are true, correct and complete in all respects except as would not be reasonably likely to have a material adverse effect on CTI. CTI has delivered or made available to Novuspharma true, correct and complete copies of its Articles of Association and Bylaws and the organizational documents of its subsidiaries, in each case as amended to the date hereof.

                  3.2 Capital Structure; Subsidiaries. As of the date hereof, the authorized capital stock of CTI consists of 100,000,000 shares of CTI Common Stock and 10,000,000 shares of preferred stock, no par value per share ("CTI Preferred Stock"), 100,000 of which have been designated as Series C Preferred Stock, all of which are reserved for issuance upon exercise of the Rights issuable pursuant to the Rights Agreement and 10,000 of which have been designated as Series D Preferred Stock, none of which are reserved for issuance. The rights, preferences and privileges of CTI Common Stock and CTI Preferred Stock are as stated in CTI's Articles of Incorporation and the WBCA. The rights, preferences and privileges of the warrants to purchase CTI capital stock listed on Schedule 3.2(a) of the CTI Disclosure Schedules are as stated in the applicable warrant instruments, complete and correct copies of which have been delivered or made available to Novuspharma. At the close of business on the date hereof, (i) 33,279,148 shares of CTI Common Stock were issued and outstanding and no shares of CTI Preferred Stock were issued and outstanding,
(ii) no shares of CTI were issued and held by CTI in its treasury, (iii) 6,024,820 shares of CTI Common Stock were reserved for issuance pursuant to outstanding options to purchase CTI Common Stock ("CTI Stock Options") issued under CTI's 1994 Plan, (iv) warrants to purchase 764,125 shares of CTI Common Stock were issued and outstanding, (v) 8,546,000 shares of CTI Common Stock were reserved for issuance upon conversion of the 5.75% Convertible Senior Subordinated Notes due June 15, 2008 of CTI and (vi) 871,765 shares of CTI Common Stock were reserved for issuance upon conversion of the 5.75% Convertible Subordinated Notes due June 15, 2008. As of the date of this Agreement, all issued and outstanding shares of capital stock of CTI are, and all shares of CTI Common Stock which may be issued upon the exercise of (x) options to purchase CTI Common Stock issued under CTI's 1994 Plan, or (y) warrants to purchase CTI Common Stock will be duly authorized, validly issued, fully paid and nonassessable. No issued or outstanding shares of CTI Common Stock are subject to or were issued in violation of any preemptive rights or were issued in violation of applicable securities laws. No Voting Debt of CTI is issued or outstanding as of the date hereof. As of the date of this Agreement, except as set forth above, there are no outstanding shares of capital stock of, or other equity or voting interests in CTI, or securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which CTI or any of its subsidiaries is a party or by which any of them is bound obligating CTI to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting interests in CTI, Voting Debt or other securities (whether voting or otherwise) of CTI or to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth in
Schedule 3.2 of the CTI Disclosure Schedules, as of the date hereof, there are no outstanding contractual obligations of CTI (1) restricting the transfer of,
(2) affecting the voting rights of (including, without limitation, voting trusts, voting agreements or irrevocable proxies), (3) requiring the repurchase, redemption or disposition of, (4) requiring the registration for sale of, or (5) granting any preemptive or antidilutive right with respect to, any shares of CTI Common Stock or any CTI Stock Options. CTI has delivered or made available to CTI and its counsel copies of all documents listed on
Schedule 3.2 of the CTI Disclosure Schedules. The execution and delivery of this Agreement and the agreements contemplated hereby to which CTI is a party do not, and the consummation of the transactions contemplated hereby and thereby and the compliance with the provisions hereof and thereof will not, give rise to any preemptive or antidilutive right of any person with respect to any shares of CTI Common Stock or any CTI Stock Options. Except as set forth in Schedule 3.2 of the CTI Disclosure Schedules, from the close of business on December 31, 2002 to and including the date hereof, no shares of CTI Common Stock or other capital stock or other equity or voting interests in, or other securities (whether voting or otherwise) of CTI have been or will be issued or transferred from CTI's treasury. There are no options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which CTI is a party or by which it is bound obligating CTI to acquire or underwrite any capital stock or other equity or voting interests in, or any other securities of, any corporation, partnership, limited partnership, limited liability company, joint venture or other entity. CTI owns no Novuspharma Ordinary Shares and since April 4, 2003 has not purchased or sold any CTI Common Stock.

                  3.3 Authority. CTI has the requisite corporate power and authority to enter into this Agreement and, subject to the CTI Shareholder Approval, to consummate the transactions contemplated hereby. The Board of Directors of CTI at a meeting of directors duly called and held: (a) determined that the Merger and the Merger Plan are advisable and fair and in the best interests of CTI and its shareholders; (b) approved the Merger, the Merger Plan and this Agreement and the transactions contemplated by this Agreement; (c) resolved to enter into this Agreement and to recommend approval of the Merger and the Merger Agreement to the holders of CTI Common Stock; (d) granted all necessary powers in order for the CTI Shareholders' Meeting to be called as soon as necessary pursuant to this Agreement; and (e) directed that the Merger and the Merger Agreement be submitted for consideration by the holders of the CTI Common Stock. The execution and delivery of this Agreement and the consummation by CTI of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of CTI, subject only to the CTI Shareholder Approval. This Agreement has been duly executed and delivered by CTI and constitutes a valid and binding obligation of CTI, enforceable against CTI in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity.

                  3.4 Consents and Approvals; No Violations. Except as set forth on Schedule 3.4 of the CTI Disclosure Schedules, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, (a) conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation pursuant to, any CTI Material Contract (as defined in Section 3.15 hereof), or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of CTI; (b) conflict with or result in any violation of or default under the Articles of Incorporation and Bylaws of CTI and its subsidiaries; (c) conflict with, or result in any material violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation pursuant to, any Contract applicable to CTI or its subsidiaries or their respective properties or assets
(d) conflict with or violate any license, permit or other instrument or Contract granted by, or entered into with, a Regulatory Agency; (e) conflict with or result in any material violation of or default (with or without notice or lapse of time or both) under, or give rise to the right of termination, cancellation or acceleration of any obligation pursuant to, any grant or subsidized loan received by CTI from any United States federal or state or other Governmental Entity; or (f) subject to the governmental filings and other matters referred to in the following sentence, conflict with or violate Applicable Laws applicable to CTI or its properties other than, in the case of foregoing clauses (a), (c), (d), (e) or (f), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not (x) be reasonably likely to have a material adverse effect on CTI, (y) impair in any material respect the ability of CTI to perform its obligations under this Agreement, or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by CTI or its subsidiaries in connection with the execution and delivery of this Agreement by CTI or the consummation by CTI of the transactions contemplated by this Agreement, except for (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required of or with the Specified Agencies under the HSR Act, (ii) the filing with the CONSOB of the application for the authorization to publish the Listing Particulars, (iii) the filing with the SEC of (A) the Proxy Statement, (B) the Registration Statement, and (C) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iv) receipt of an order from the SEC accelerating the effectiveness of the Registration Statement, (v) the filing with the Borsa Italiana of an application for listing of the shares of CTI Common Stock on the Nuovo Mercato and the notification to the NASD of the issuance and listing of the additional shares of CTI Common Stock on the Nasdaq National Market, (vi) the filing, publication and recordation of the Merger Deed or other appropriate documents and notices with the Companies' Register at the Italian Chamber of Commerce in Milan, Italy, (vii) the filing of the Articles of Merger with the Secretary of State of Washington in accordance with the relevant provisions of the WBCA, (viii) such filings and consents as may be required under any environmental, health or safety law or regulation (including any rules and regulations of the FDA) pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated hereby, each of which is set forth in Schedule
3.4 of the CTI Disclosure Schedules, (ix) such consents, approvals or authorizations as set forth in Schedule 3.4 of the CTI Disclosure Schedules and (x) such other consents, approvals, orders, authorizations, registrations, declarations and filings required by Applicable Laws, the failure of which to be obtained or made would not, in the case of this clause (x), individually or in the aggregate, (x) be reasonably likely to have a material adverse effect on CTI, (y) impair in any material respect the ability of CTI to perform its obligations under this Agreement, or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

                  Shareholders of CTI are not entitled to appraisal or dissenters' rights under the WBCA.

                  3.5 SEC Documents; Financial Statements.

                          (a) Since January 1, 1999, CTI has timely filed with
the SEC all required reports, forms and other documents (the "SEC Documents"). As of their respective dates, the SEC Documents were prepared in accordance and complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue, incorrect or incomplete statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document filed and publicly available prior to the date of this Agreement, none of the SEC Documents contains any untrue, incorrect or incomplete statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of CTI's subsidiaries is required to file any reports, forms or other documents with the SEC.

                          (b) Each of the consolidated financial statements
(including, in each case, any related notes thereto) contained in the SEC Documents (the "CTI Financial Statements"), including each SEC Document filed after the date hereof until the Closing: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with United States generally accepted accounting principles ("US GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor form under the Exchange Act), and (iii) fairly presented in all material respects the consolidated financial position of CTI and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of CTI's operations and cash flows for the periods indicated. The audited financial statements of CTI included in the SEC Documents have been duly audited by Ernst & Young LLP in accordance with Applicable Laws. Except as required by US GAAP, CTI has not, since December 31, 2002, made any change in the accounting practices or policies applied in the preparation of the CTI Financial Statements. The balance sheet of CTI contained in the SEC Documents dated as of March 31, 2003 is hereinafter referred to as the "CTI Balance Sheet" and March 31, 2003 is hereinafter referred to as the "CTI Balance Sheet Date." The books and records of CTI and its subsidiaries have been, and are being, maintained in all material respects in accordance with US GAAP and other applicable legal and accounting requirements. Except as set forth on the CTI Financial Statements and for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the CTI Balance Sheet Date that are not, individually or in the aggregate, material to CTI, CTI has (i) no material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by US GAAP to be recognized or disclosed on the CTI Financial Statements, and (ii) no liabilities or obligations of any nature (whether accrued, contingent or otherwise) that, individually or in the aggregate, would be reasonably likely to have a material adverse effect on CTI. No basis exists that would require, and to CTI's knowledge, no circumstances exist that would be reasonably likely to require CTI to restate any of the CTI Financial Statements.

                  3.6 Disclosure. None of the information supplied by CTI specifically for inclusion or incorporation by reference in (a) the Registration Statement, will, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue, incorrect or incomplete statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, (b) the Proxy Statement will, at the date the Proxy Statement is first mailed to CTI's shareholders or at the time of the CTI Shareholders' Meeting, contain any untrue, incorrect or incomplete statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (c) the Information Document and the Listing Particulars will, at the date they are first filed with the Borsa Italiana and the CONSOB, respectively, or, in the case of the Information Document, made available at Novuspharma's registered office in Bresso, Italy, or at the time of the Novuspharma Shareholders' Meeting contain any untrue, incorrect or incomplete statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time, any event with respect to CTI or its subsidiaries or their officers or directors shall occur which is required to be described in the Proxy Statement, the Registration Statement, the Information Document or the Listing Particulars, (1) CTI shall promptly advise Novuspharma of such event, and (2) if required by Applicable Law, CTI shall promptly file an appropriate amendment or supplement thereto with the SEC, the CONSOB or the Borsa Italiana, and, as required by Applicable Law, disseminate such amendment or supplement to the shareholders of CTI; provided, however, that, subject to the requirements of United States securities laws, in no event shall CTI make any disclosure without the prior written consent of Novuspharma if doing so would violate or cause a violation of Italian securities laws or any other Applicable Laws. The Registration Statement and Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, no representation or warranty is made by CTI with respect to statements made or incorporated by reference in the Registration Statement or Proxy Statement based on information supplied by Novuspharma specifically for inclusion or incorporation by reference therein.

                  3.7 Absence of Certain Changes or Events. Except as set forth in Schedule 3.7 of the CTI Disclosure Schedules and except for this Agreement and the documents executed in connection herewith and the transactions contemplated thereby, (a) since the CTI Balance Sheet Date and through the date of this Agreement, (i) CTI and its subsidiaries have conducted their business only in the ordinary course of business consistent with past practice, (ii) there has not been any declaration, setting aside or payment of any dividend on, or other distribution (whether in case, stock or property) in respect of, any of CTI's capital stock, or any purchase, redemption or other acquisition by CTI of any of its capital stock or any other securities of CTI or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) CTI has not acquired or agreed to acquire any assets other than in the ordinary course of business consistent with past practice and (iv) there has not been any split, combination or reclassification of any of CTI's capital stock, and (b) since the CTI Balance Sheet Date through the date of this Agreement (i) CTI and its subsidiaries have not incurred any liability or obligation (indirect, direct or contingent), that is not in the ordinary course of business or that would, individually or in the aggregate, result in a material adverse effect on CTI,
(ii) CTI and its subsidiaries have not sustained any material damage, destruction or loss, whether or not covered by insurance, and (iii) there has been no event, circumstance or development that would be reasonably likely to have a material adverse effect on CTI.

                  3.8 Taxes.

                          (a) CTI and its subsidiaries have timely filed
United States federal, state, local and foreign tax returns and reports required to be filed by them through the date hereof and shall timely file all such returns and reports required to be filed on or before the Effective Time and all such returns and reports are true, correct and complete in all material respects. CTI has timely paid and discharged any and all taxes shown to be due on such returns. The most recent CTI Financial Statements filed prior to the date of this Agreement and publicly available properly reflect in accordance with US GAAP the tax situation of CTI and its subsidiaries for all taxable periods and portions thereof through the date of such CTI Financial Statements, including, but not limited to, an adequate reserve for taxes.

                          (b) No claim or deficiency for any taxes has been
proposed, threatened in writing or assessed by any United States or other taxing authority or agency (including, without limitation, the IRS) against CTI and its subsidiaries which would be reasonably likely to have a material adverse effect upon CTI. Except as set forth on Schedule 3.8(b) of the CTI Disclosure Schedules, as of the date hereof, no requests for refunds or waivers of the time to assess any taxes have been granted or are pending. As of the date hereof, no audit or examination with respect to taxes is presently in progress and CTI has not received in writing a notice of audit or examination or similar inquiry with respect to taxes.

                          (c) CTI and its subsidiaries have withheld and/or
paid over to the proper governmental authorities all material taxes required to have been withheld and/or paid over and complied with all material information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor or other third party.

                          (d) Copies of (i) any tax examinations, (ii)
extensions of statutory limitations for the collection or assessment of taxes, and (iii) the tax returns of CTI and its subsidiaries for the last five (5) fiscal years have been made available to Novuspharma.

                          (e) There are (and, as of immediately following the
Effective Time, there will be) no material Liens on the assets of CTI and its subsidiaries relating to or attributable to taxes, except for Liens for taxes not yet due.

                          (f) To CTI's knowledge, there is no basis for the
assertion of any claim relating to or attributable to taxes that, if adversely determined, would result in any Lien on the assets of CTI and its subsidiaries or otherwise have a material adverse effect on CTI.

                          (g) CTI and its subsidiaries are not, and have not
been at any time, a party to a tax sharing, tax indemnity or tax allocation agreement, and CTI and its subsidiaries have not assumed the tax liability of any other person under Contract, or pursuant to Applicable Law.

                  3.9 Actions and Proceedings. Except as set forth on Schedule
3.9 of the CTI Disclosure Schedules, as of the date hereof, there is no suit, action, investigation, audit or proceeding in any United States, EU or other jurisdiction, including, without limitation, any product liability claim, pending or, to the knowledge of CTI, threatened in writing against CTI or any of its subsidiaries or their respective management that, individually or in the aggregate, would be reasonably likely to (a) have a material adverse effect on CTI, or (b) have a material adverse effect on the ability of CTI to perform its obligations under this Agreement.

         3.10 Certain Agreements. Except as set forth on Schedule 3.10 of the CTI Disclosure Schedules, there are no stock option, stock appreciation rights, restricted stock, stock purchase or other equity-based plan or agreement that CTI maintains or to which CTI is a party (collectively, the "CTI Plans"). CTI is not a party to any oral CTI Plans. A true, correct and complete copy of each CTI Plan, has been made available to Novuspharma and its counsel. As of the date of this Agreement, CTI is not a party to any written or unwritten agreement or plan, including any CTI Plan, any of the benefits of which will be increased by, or the vesting or exercisability of the benefits of which will be accelerated by, or the value of any of the benefits of which will be calculated on the basis of, any of the transactions contemplated by this Agreement either alone or upon the occurrence of any additional or further acts or events. No holder of any CTI Stock Options, or shares of CTI Common Stock granted in connection with the performance of services for CTI, is or will be entitled to receive cash from CTI in lieu of or in exchange for such option or shares as a result of the transactions contemplated by this Agreement either alone or upon the occurrence of any additional or further acts or events (other than in lieu of fractional shares). CTI is not a party or subject to any termination benefits agreement (or arrangement) or severance agreement (or arrangement) or employment agreement (or arrangement), either alone or upon the occurrence of any additional or further acts or events, which would be triggered by the consummation of the transactions contemplated by this Agreement, except as set forth in Schedule 3.10 of the CTI Disclosure Schedules.

                  3.11 Employee Benefits; Social Security.

                          (a) CTI has delivered or made available to
Novuspharma correct and complete copies of all CTI Plans, "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all other collective bargaining agreements or material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other material plans, arrangements or understandings, whether written or unwritten (collectively, "CTI Benefit Plans") currently maintained, or contributed to, or required to be maintained or contributed to, by CTI, or any other person or entity that, together with CTI, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each a "Commonly Controlled Entity"), or with respect to which CTI or any Commonly Controlled Entity has any material liability, including, without limitation, all employment, termination, change in control, severance or other Contracts for the benefit of any current or former employees, officers or directors of CTI that require any material future performance by CTI. CTI has delivered or made available to Novuspharma correct and complete copies of the CTI Benefit Plans. CTI has delivered to, or made available for review by, Novuspharma true, correct and complete copies of (1) the three (3) most recent annual reports on Form 5500 filed with the IRS with respect to each of its CTI Benefit Plans (if any such report was required), including all schedules thereto, (2) the most recently prepared actuarial report for each such CTI Benefit Plan for which such a report is required, (3) the most recent summary plan description for each such CTI Benefit Plan for which such summary plan description is required, and all summaries of material modifications distributed since the most recent summary plan description, (4) the most recently received IRS determination letter for each such CTI Benefit Plan for which a determination letter has been received, and (5) the most recent trust agreement (if any) and group annuity contract (if any) relating to any such CTI Benefit Plan. Neither CTI nor any Commonly Controlled Entity presently sponsors, maintains, contributes to, is required to contribute to, nor has CTI or any Commonly Controlled Entity, in the past three (3) years, ever sponsored, maintained, contributed to, or been required to contribute to, any employee pension benefit plan subject to Title IV or Section 302 of ERISA or Section 412 of the Code, including, without limitation, any multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA or Section 412 of the Code.

                          (b) The CTI Benefit Plans have been administered in
accordance with their respective terms in all material respects. CTI and all such CTI Benefit Plans are in material compliance with all applicable provisions of ERISA and the Code.

                          (c) All of the CTI Benefit Plans intended to be
qualified under Section 401(a) of the Code have been the subject of determination, opinion or advisory letters from the IRS to the effect that such CTI Benefit Plans are qualified and exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code and no such determination letter has been revoked nor, to the knowledge of CTI, has revocation been threatened.

                          (d) None of CTI, any officer of CTI or any of the
CTI Benefit Plans which are subject to ERISA, any trusts created thereunder or, to the knowledge of CTI, any trustee or administrator thereof, has engaged in a non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that would be reasonably likely to subject CTI or any officer of CTI to tax or penalty under ERISA, the Code or other Applicable Laws that is material to the business of CTI and that has not been corrected or has remaining a period of time to be corrected. Neither any of such CTI Benefit Plans nor any of such trusts has been terminated.

                          (e) The transactions contemplated by this Agreement,
either alone or upon the occurrence of any additional or further act or event, will not result in any material payment or an increase in the amount of compensation or benefits or accelerate the vesting, exercisability or timing of payment of any benefits payable to or in respect of any current or former employee, director, consultant or other independent contractor of CTI or the beneficiary or dependent of any such person or entity.

                          (f) CTI has no unfunded liabilities pursuant to any
CTI Benefit Plan that is not intended to be qualified under Section 401(a) of the Code and is an employee pension benefit plan within the meaning of Section 3(2) of ERISA, including, without limitation, any nonqualified deferred compensation plan or an excess benefit plan, that, individually or in the aggregate, would be reasonably likely to have a material adverse effect on CTI.

                  3.12 Compliance with Applicable Laws.

                          (a) CTI and its subsidiaries have in effect all
Permits necessary, under Applicable Laws in effect on the date hereof, for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits, which lack or default individually or in the aggregate would not be reasonably likely to have a material adverse effect on CTI. CTI and its subsidiaries are not in violation of and have no liabilities, whether accrued, absolute, contingent or otherwise, under any Applicable Laws, except for violations of or liabilities under Applicable Laws which, individually or in the aggregate, would not be reasonably likely to have a material adverse effect on CTI or the occurrence of the transactions contemplated by this Agreement in accordance with the terms of this Agreement. As of the date hereof, there is no pending proceeding for the revocation, withdrawal or limitation of any Permit, nor has CTI or its subsidiaries received any written notice of the initiation of any such proceeding, nor to CTI's knowledge, are there any circumstances or facts that will cause the denial, limitation or revocation of any Permit for which an application has been submitted.

                          (b) CTI and its subsidiaries are, and have been in
compliance with applicable Environmental Laws, except for noncompliance which, individually or in the aggregate, would not have a material adverse effect on CTI. The term "Environmental Laws" as used in this Section 3.12 means any United States or other applicable law relating to: (i) emissions, discharges, releases or threatened releases of Hazardous Material into the environment, including, without limitation, into ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly owned treatment works, septic systems or land; (ii) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material; (iii) protection of the environment; or (iv) employee health and safety.

                          (c) During the period of ownership or operation by
CTI and its subsidiaries of any of their current or previously owned or leased properties, or to CTI's knowledge, during any period of prior ownership, there have been no violations of Environmental Laws relating to Hazardous Material, including releases in, on, under or affecting such properties or, to the knowledge of CTI, any surrounding site, except in each case for those which, individually or in the aggregate would not be reasonably likely to have a material adverse effect on CTI. To CTI's knowledge, CTI and its subsidiaries have not shipped any Hazardous Material to any disposal site for which it is subject to any liability. As used in this Section 3.12, "Hazardous Material" means (i) contaminants, medical wastes, hazardous or infectious wastes, radioactive or toxic materials or materials that are otherwise a danger to health or the environment or capable of damage to property, including without limitation, PCBs, asbestos, urea-formaldehyde, ozone depleting substances, and all the substances listed as hazardous or dangerous substances pursuant to Applicable Laws, but excluding office and janitorial supplies, (ii) petroleum, including crude oil and any fractions thereof, and (iii) natural gas, synthetic gas and any mixtures thereof.

                          (d) CTI is in material compliance with the
Applicable Laws, rules and regulations of the NASD. CTI has not received any written notice that the NASD has commenced or threatened to initiate any actions to delist the CTI Common Stock listed on the Nasdaq National Market. CTI has provided or made available (and, after the date hereof, will provide or make available) to Novuspharma and its counsel, prior to the Closing Date, copies of all material correspondence between CTI and the NASD.

                          (e) Except as set forth on Schedule 3.12(e) of the
CTI Disclosure Schedules, CTI and its subsidiaries are in compliance in all material respects with all (i) Applicable Laws relating to the evaluation, testing (including clinical testing), research, experimentation, marketing and sale of drug products, in whatever stage of development, to the extent such laws are applicable to CTI and its subsidiaries, including, without limitation, FDCA, (ii) rules and regulations of any and all applicable Italian, United States, EU and other foreign regulatory agencies, including, without limitation, the Regulatory Agencies, to the extent such rules and regulations are applicable to it and its activities, and (iii) product applications (including INDs or the EU equivalent) which have been approved by a Regulatory Agency under which CTI or any of its subsidiaries have experimented, researched, studied, tested, manufactured, marketed or sold any pharmaceutical or drug products on or after November 1, 2000. All manufacturing, research, and clinical and non-clinical testing activities conducted by CTI have been and are being conducted in material compliance with current regulations relating to Good Manufacturing Practice, Good Clinical Practice, Good Laboratory Practice, the reporting of adverse events, the filing of reports and security promulgated by the FDA and other EU and Italian Regulatory Agencies, as and if applicable.

                          (f) Schedule 3.12(f) of the CTI Disclosure Schedules
sets forth a complete and accurate list of the clinical products that are being developed, tested, manufactured, marketed, distributed or sold by CTI as of the date of this Agreement.

                          (g) CTI and its subsidiaries possess approval or
allowance by the applicable Regulatory Agency of all material investigational or registered product applications as are currently legally required and are necessary for the conduct of their businesses as now being conducted; a list of all material investigational or registered product applications and similar regulatory filings (including INDs) is attached hereto as Schedule 3.12(g) of the CTI Disclosure Schedules, true, correct and complete copies of which (including all supplements and amendments) have been provided or made available by CTI to Novuspharma and its counsel.

                          (h) Schedule 3.12(h) of the CTI Disclosure Schedules
sets forth a true, complete and accurate list of (i) Notices of Adverse Finding (or EU equivalent), (ii) Regulatory Agency inspectional observations, and (iii) Warning Letters or other correspondence from any Regulatory Agency in which the Regulatory Agency asserted that the operations of CTI or its agents acting on its express authority may not be in compliance with Applicable Laws, in each case received by CTI or its agents acting on its express authority, and the response of CTI or its agents acting on its express authority to such Regulatory Agency's notice in the case of (i) through (iii), since January 1, 2000. True and complete copies of such correspondence have heretofore been provided or made available to Novuspharma and its counsel.

                          (i) Except as set forth on Schedule 3.12(g) and
Schedule 3.12(h) of the CTI Disclosure Schedules, as to each drug of CTI for which a product application has been approved by, or an IND (or EU equivalent) has been filed with, the applicable Regulatory Agency, the applicant and all persons performing operations covered by the application are in compliance in all material respects with all applicable Italian, United States and other foreign rules and regulations, as the case may be, including, without limitation, the requirements of the FDCA and the implementing regulations of the FDA, respectively, and all terms and conditions of the application.

                          (j) To CTI's knowledge, neither CTI nor any officer
or employee of CTI has made an untrue statement of a material fact or fraudulent statement to any Regulatory Agency or other Governmental Entity, failed to disclose a material fact required to be disclosed to the Regulatory Agency or other Governmental Entity, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be likely to provide a basis for the Regulatory Agency or other Governmental Entity to invoke FDA's policy (or any similar EU or Italian policy) respecting Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities, set forth in 56 Fed. Reg. 46191 (September 10, 1991). Neither CTI, nor, to the knowledge of CTI, any officer, or employee of CTI has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. ss. 35a(a) or any similar EU or Italian law or regulation, or for which debarment is authorized by 21 U.S.C. ss. 55a(b) or any similar EU or Italian law or regulation.

                          (k) CTI has made available to Novuspharma and its
counsels copies of any and all material written correspondence between CTI and any Regulatory Agencies within the last three (3) years.

                          (l) Except as set forth on Schedule 3.12(l) of the
CTI Disclosure Schedules, at no time have CTI or any of its subsidiaries, any person on behalf of CTI or any of its subsidiaries , or any Regulatory Agency suspended, or, to CTI's knowledge, threatened in writing to suspend, clinical trials of any of CTI's or any of its subsidiaries' product candidates based upon the exposure, or potential exposure, of participants in the clinical trials to unacceptable health risks or otherwise.

                          (m) Except as set forth on Schedule 3.12(m) of the
CTI Disclosure Schedules, neither CTI nor any of its subsidiaries have received any written notice that a Regulatory Agency has commenced or threatened in writing to initiate (i) any action to withdraw its approval or request the recall of any product of CTI or any of its subsidiaries, (ii) any action to enjoin (A) any production at any facility owned or used by CTI or any of its subsidiaries, or any person on behalf of CTI or any of its subsidiaries, or (B) any facility (including any clinical facility where testing and/or trials occur) owned or used by CTI or any of its subsidiaries, and of any person on behalf of CTI or any of its subsidiaries, (iii) the withdrawal of approval of any product application (including, any IND), or
(iv) any material civil penalty, injunction, seizure or criminal action.

                          (n) As to each product application (including, any
IND) submitted to, but not approved by, the applicable Regulatory Agency, and not withdrawn by CTI or any of its subsidiaries, or applicants acting on its behalf as of the date of this Agreement, CTI and its subsidiaries, and, to the knowledge of CTI, applicants acting on its behalf, have complied in all material respects with the applicable United States, or EU or other foreign regulatory requirements, (including, without limitation, of the FDCA and implementing FDA regulations), as the case may be, and has provided all additional information and taken all additional action that has been deemed appropriate by CTI in connection with such application.

                          (o) The clinical, pre-clinical, safety and other
studies and tests conducted by or on behalf of or sponsored by CTI were and, if still pending, are being conducted in material compliance with standard medical and scientific research procedures. CTI has not received any written notices or other written correspondence from the FDA or any other Governmental Entity requiring the termination, suspension or modification of any clinical, pre-clinical, safety or other tests.

                  3.13 Intellectual Property.

                          (a) Except as set forth on Schedule 3.13(a) of the
CTI Disclosure Schedules, to CTI's knowledge, CTI owns or has a valid right to use under applicable United States or foreign laws, as the case may be all Intellectual Property used in or necessary for the conduct of the business of CTI as currently conducted (the "CTI Intellectual Property").

                          (b) Schedule 3.13(b) of the CTI Disclosure Schedules
sets forth a true, correct and complete list of all Patents that are owned or co-owned or exclusively licensed from a third party by CTI including, without limitation, Patents for industrial inventions regarding molecules and/or technologies related to products existing or currently under development by CTI, or related to CTI's compounds.

                          (c) Schedule 3.13(c) of the CTI Disclosure Schedules
sets forth a true, correct and complete list of all material license agreements to which CTI is a party or is otherwise bound, granting any right to use or practice any Intellectual Property rights, whether CTI is the licensee or licensor thereunder, and any written settlements relating to any Intellectual Property to which CTI is a party or is otherwise bound (collectively, the "CTI License Agreements"), indicating for each the title, the parties, date executed and the Intellectual

Property covered thereby. The CTI License Agreements in which CTI is the licensee, constitute all of the material licenses used by CTI in connection with its business.

                          (d) Except as set forth in Schedule 3.13(d) of the
CTI Disclosure Schedules, CTI has not licensed or sublicensed its rights in any material Intellectual Property, except pursuant to the CTI License Agreements, and no royalties, honoraria or other fees are payable by CTI for the use of or right to use any third party Intellectual Property, except pursuant to the CTI License Agreements or non-exclusive end user agreements for commercially available software.

                          (e) The Intellectual Property owned by CTI is free
and clear of all Liens, and CTI is listed in the records of the appropriate United States and/or other foreign agency as the sole owner of record for each patent and patent application listed in Schedule 3.13(b) of the CTI Disclosure Schedules (except for those patents or patent applications designated on Schedule 3.13(b) of the CTI Disclosure Schedules as jointly owned or exclusively licensed from a third party).

                          (f) Except as set forth on Schedule 3.13(f) of the
CTI Disclosure Schedules, to CTI's knowledge, the Patents listed on Schedule 3.13(b) of the CTI Disclosure Schedules are valid, enforceable and subsisting, in full force and effect, and have not expired or been cancelled or abandoned. To CTI's knowledge, there is no pending or threatened nullification, revocation, opposition, interference or cancellation proceedings involving the Patents listed on Schedule 3.13(b) of the CTI Disclosure Schedules. Except as set forth on Schedule 3.13(f) of the CTI Disclosure Schedules, to CTI's knowledge, there is no prior art or circumstances that would render any of the Patents listed on Schedule 3.13(b) of the CTI Disclosure Schedules invalid or unenforceable.

                          (g) CTI has not received any written notice
asserting infringement or misappropriation of any Intellectual Property rights of others nor has it received any written notice asserting the invalidity or unenforceability of any CTI Intellectual Property. No person has notified CTI in writing that it is claiming any ownership of or right to use any CTI Intellectual Property, other than pursuant to the CTI License Agreements. No person, to the knowledge of CTI, is infringing upon or misappropriating any Intellectual Property rights owned or licensed by CTI. Except as set forth on
Schedule 3.13(g) of the Disclosure Schedules, to CTI's knowledge, the conduct of the business of CTI as currently conducted does not conflict with, infringe upon, misappropriate or otherwise violate the valid Intellectual Property rights of any third party. To CTI's knowledge, no action has been instituted against CTI that is presently outstanding alleging that CTI infringes upon, misappropriates or otherwise violates any rights of a third party in or to Intellectual Property. CTI has no knowledge that the claims of any Patent owned or exclusively licensed from a third party by CTI has been previously submitted to any patent office by another party or parties who have priority rights with respect to such Patent.

                          (h) Except as set forth on Schedule 3.13(h) of the
CTI Disclosure Schedules, to CTI's knowledge, all present and former employees and consultants of CTI have executed a written invention assignment or consulting agreement pursuant to which such employee or consultant has assigned to CTI all Intellectual Property rights arising out of the employment or consulting relationship with CTI.

                          (i) Except as set forth on Schedule 3.13(i) of the
CTI Disclosure Schedules, the transactions contemplated by this Agreement will not result in (i) the loss or material impairment of the Surviving Corporation's rights to any CTI Intellectual Property; (ii) the

Surviving Corporation being bound by any material non-compete, exclusivity obligation or other restriction on the operation of the business, the products, or the Intellectual Property rights of the Surviving Corporation (except to the same extent affecting specific CTI Intellectual Property rights immediately prior to the Merger); or (iii) the Surviving Corporation granting any rights to any Intellectual Property to a third party (except to the same extent affecting specific CTI Intellectual Property rights immediately prior to the Merger).

                  3.14 Agreements with Employees; Labor Disputes. Except as set forth on Schedule 3.14 of the CTI Disclosure Schedules, as of the date hereof (i) there is no labor strike, work stoppage or other labor dispute or unrest, pending or threatened in writing by any employee of CTI that, individually or in the aggregate, would be reasonably likely to have a material adverse effect on CTI, and (ii) there are no asserted or threatened claims made against CTI by any employees or other individuals, or labor, administrative, social security, pension or insurance authorities, related to discrimination, harassment, wrongful termination, unpaid benefits (including, without limitation, severance) or otherwise, without limitation, that, individually or in the aggregate, would be reasonably likely to have a material adverse effect on CTI. CTI has complied in all respects with all relevant applicable United States federal or state and company collective bargaining agreements and the individual terms and conditions of employment or service agreements with respect to each of its employees (and each of its former employees and independent contractors or consultants), except where the failure to be in such compliance would not, individually or in the aggregate, have a material adverse effect on CTI. During the six months prior to the date of this Agreement, CTI has not engaged in facility closings or employment terminations sufficient in number to trigger application of the Worker Adjustment and Retraining Notification Act (the "WARN Act") or any similar state or local law or regulation.

                  3.15 Contracts; Debt Instruments(a) Except for this Agreement and such other agreements contemplated hereby and except as set forth on Schedule 3.15(a) of the CTI Disclosure Schedules, as of the date hereof CTI is not a party to or bound by

                              (i) any Contract that requires payments or repayments by CTI exceeding US$125,000 in any one fiscal year or US$500,000 in the aggregate,

                              (ii) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of CTI, taken as a whole, is conducted, or limiting the right of CTI to engage in any material line of business,

                              (iii) any exclusive or material (A) supply, distribution, marketing, research, development or purchase Contracts or (B) CTI Intellectual Property licenses,

                              (iv) any material joint venture or other strategic partnership, alliance or collaboration Contract,

                              (v) any Contract relating to the disposition or acquisition by CTI after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which CTI will acquire any material ownership interest in any other person or business enterprise,

                              (vi) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts to which CTI is a party relating to the borrowing of money or extension of credit, other than accounts receivable and payable in the ordinary course of CTI's business,

                              (vii) any indemnification or guaranty Contract to which CTI is party that is outside the ordinary course of CTI's business, or

                              (viii) any current or pending Grants or
         Subsidies to CTI (all contracts set forth in clauses (i) - (viii) being referred to herein as "CTI Material Contracts").

                          (b) CTI has delivered or made available to
Novuspharma prior to the date of this Agreement, true, correct and complete copies of all CTI Material Contracts, as amended through the date of this Agreement. Each CTI Material Contract is valid and binding on CTI and, to the knowledge of CTI, the other party or parties thereto, and is in full force and effect, except to the extent they have previously expired in accordance with their terms, and except if the failure to be in full force and effect, individually or in the aggregate, would not be reasonably likely to have a material adverse effect on CTI, and, except as set forth on Schedule 3.15(b) of the CTI Disclosure Schedules, CTI has in all material respects performed all obligations required to be performed by it to date under each CTI Material Contract. Except as set forth on Schedule 3.15(b) of the CTI Disclosure Schedules, as of the date hereof, CTI does not know of and has not received written notice of (x) any actual or intended termination, cancellation or revocation by the counterparty to a CTI Material Contract with respect to, or
(y) any material violation or default under (nor, to the knowledge of CTI, does there exist any condition which, with the passage of time or the giving of notice or both, would result in such a material violation or default under) any CTI Material Contract.

                  3.16 Financial Advisors.

                          (a) CTI has received the opinion of CIBC World
Markets ("CIBC World Markets"), with its principal place of business at 425 Lexington Avenue, 6th Floor, New York, New York 10017, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to CTI.

                          (b) Neither CTI nor any of its officers, directors
or employees has employed any broker or finder (other than CIBC World Markets), or incurred any liability for any brokerage, finder's, financial advisor's or similar fee, expense or commission, and no broker or finder has acted directly or indirectly for CTI, in connection with this Agreement or the transactions contemplated hereby.

                  3.17 Title to Properties. CTI does not own any real property. All current real property leases to which CTI is a party, and each amendment thereto, that are in effect as of the date of this Agreement, are in full force and effect, are valid and effective in accordance with their respective terms and there is not, under any of the leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) that would give rise to a material claim against CTI. CTI has good and marketable title to, or valid leasehold interests in, all its properties and assets, except where such failure, individually or in the aggregate, would not be reasonably likely to have a material adverse effect on CTI.

                  3.18 Third Party Reimbursement Policies. Except as set forth on Schedule 3.18 of the CTI Disclosure Schedules, CTI is in material compliance with all applicable United States and other foreign laws and regulations governing reimbursement for the purchase of pharmaceutical products. CTI has not received any indication from any public health service or private health insurer that a satisfactory reimbursement policy will not be made available to CTI for any of its products.

                  3.19 Voting Requirements. The approval of a majority of the outstanding shares of CTI Common Stock are the only votes of the holders of any class or series of CTI's capital stock necessary to approve the Merger and the Merger Agreement and the other transactions contemplated by this Agreement.

                  3.20 State Takeover Statutes; Certain Charter Provisions. The Board of Directors of CTI has, to the extent such statutes are applicable, taken all action (including appropriate approvals of the Board of Directors of CTI) necessary to exempt CTI, its subsidiaries and affiliates, the Merger, this Agreement, and the transactions contemplated hereby from the terms and restrictions set forth in Chapter 23B.19 of the WBCA. No "fair price," "moratorium," "control share acquisition," or other similar antitakeover statute or regulation enacted under the State of Washington or federal laws in the United States applicable to CTI or any of its subsidiaries is applicable to the Merger, this Agreement, or the transactions contemplated hereby.

                  3.21 Rights Plan. CTI has taken all action so that (i) neither Novuspharma nor any shareholder of Novuspharma shall be an "Acquiring Person" as a result of the transactions contemplated hereby, and (ii) the entering into this Agreement and the consummation of the Merger and the other transactions contemplated hereby will not result in the grant of any rights to any person under the Rights Plan or enable or require the Rights to be exercised, distributed or triggered.

                                  ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

                  4.1 Conduct of Business by Novuspharma. During the period from the date of this Agreement to the Effective Time (or until the earlier termination of this Agreement in accordance with its terms), Novuspharma shall, except as otherwise contemplated by this Agreement or to the extent CTI shall otherwise consent in writing, carry on its business in all material respects, in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance, in all material respects, with all Applicable Laws and regulations and, to the extent consistent therewith, use commercially reasonable efforts consistent with past practice to preserve intact its current business organization and keep available the services of its current officers and employees. Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time or until the earlier termination of this Agreement pursuant to its terms, Novuspharma shall not, except (i) as contemplated by this Agreement, or (ii) with the prior written consent of CTI:

                          (a) (i) declare, set aside or pay (whether in cash,
stock, property or otherwise) any dividends on, or make any other distributions in respect of, any of its capital stock or other securities (whether voting or otherwise), (ii) split, combine or reclassify any of its capital stock or other securities (whether voting or otherwise) or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other securities (whether voting or otherwise), or (iii) purchase, redeem or otherwise acquire any shares of capital stock or other securities (whether voting or otherwise) of Novuspharma or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                          (b) other than the issuance of Novuspharma Ordinary
Shares upon the exercise of Novuspharma Stock Options outstanding on the date of this Agreement in accordance with their present terms or in accordance with the terms of any employment agreements existing on the date of this Agreement or as set forth on Schedule 2.11 of the Novuspharma Disclosure Schedules, (i) issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, grant, sale, award, pledge or other encumbrance (including limitations on voting rights) or authorization of, any shares of its capital stock, any other securities (whether voting or otherwise) or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, (ii) amend or otherwise modify the terms of any such rights, warrants or options, or (iii) accelerate the vesting of any outstanding Novuspharma Stock Options;

                          (c) amend or propose to amend its Articles of
Association or Bylaws;

                          (d) except as set forth on Schedule 4.1(d) of the
Novuspharma Disclosure Schedules, acquire or agree to acquire (for cash or shares of stock or otherwise) (i) by merging or consolidating with, or by purchasing any assets of, or by purchasing any equity or voting interest in, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof, or (ii) any assets other than in connection with purchases of inventory, fixtures, furniture and equipment in the ordinary course of business consistent with past practice;

                          (e) enter into or commit to enter into any lease or
sublease of real property (whether as a lessor, sublessor, lessee or sublessee), or amend or otherwise modify the terms of any existing real property lease or exercise any right to renew or similar option under any real property lease (other than as set forth on Schedule 4.1(e) of the Novuspharma Disclosure Schedules);

                          (f) except as set forth on Schedule 4.1(f) of the
Novuspharma Disclosure Schedules, mortgage or otherwise encumber or subject to any Lien, or sell, lease, exchange or otherwise dispose of, any of its material rights, properties or assets, except for mortgages, encumbrances or Liens on, or sales, leases, exchanges or other dispositions of, its rights, properties or assets in the ordinary course of business consistent with past practice;

                          (g) repurchase, repay or incur any indebtedness for
borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Novuspharma, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, other than (i) in connection with the financing of ordinary course trade payables consistent with past practice or
(ii) as set forth on Schedule 4.1(g) of the Novuspharma Disclosure Schedules;

                          (h) make or agree to make any new capital
expenditures which individually exceed US$500,000 or which in the aggregate exceed US$3,000,000, except for leasehold improvements, furniture and fixtures in the ordinary course of business consistent with past practice;

                          (i) (i) make or rescind any express or deemed
material election relating to taxes, (ii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, (iii) change any of its methods of reporting income or deductions for tax purposes from those employed in the preparation of its income tax returns for any taxable year, except as may be required by Applicable Laws; (iv) consent to any extension or waiver of the limitation period applicable to any tax claim or assessment related to taxes, or (v) surrender any right to claim a refund of taxes;

                          (j) except as set forth on Schedule 4.1(j) of the
Novuspharma Disclosure Schedules, settle, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the consolidated Novuspharma Financial Statements dated as of the Novuspharma Balance Sheet Date (or the notes thereto) or incurred in the ordinary course of business consistent with past practice;

                          (k) except as set forth on Schedule 4.1(k) of the
Novuspharma disclosure Schedules or otherwise required by Applicable Laws or by the terms of any Novuspharma Benefit Plan set forth on Schedule 2.11 of the Novuspharma Disclosure Schedules, (i) increase the rate or terms of compensation payable or to become payable generally to any of Novuspharma's directors, officers or employees other than previously agreed to increases to non-management employees and except as required by employment agreements in existence on the date hereof, (ii) pay or agree to pay any pension, retirement allowance, severance, continuation or termination benefit or other employee benefit not provided for by any existing pension plan, Novuspharma Benefit Plan or employment agreement described on Schedule 4.1(k) of the Novuspharma Disclosure Schedules, or (iii) establish, adopt, amend or commit itself to any additional pension, profit sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, continuation pay, termination pay, retirement or other employee benefit plan, agreement or arrangement, or increase the rate or terms of any employee plan or benefit arrangement, or amend or modify or increase the rate or benefits under or take any action to accelerate the rights or benefits under any collective bargaining agreement or any employee benefit plan, agreement or arrangement, including any Novuspharma Stock Option Plan or any other Novuspharma Benefit Plan;

                          (l) except as set forth on Schedule 4.1(l) of the
Novuspharma Disclosure Schedules, except as required by Applicable Law, adopt or enter into any collective bargaining agreement or other labor or union Contract applicable to the employees of Novuspharma or terminate the employment of any employee of Novuspharma;

                          (m) except as set forth on Schedule 4.1(m) of the
Novuspharma Disclosure Schedules, enter into, modify or amend in a manner adverse in any material respect, or terminate any Novuspharma Material Contract or waive, release or assign any material rights or claims thereunder, in the case of any such waiver, release or assignment, in a manner adverse to Novuspharma other than any modification, amendment, termination, release or assignment of any such Novuspharma Material Contract in the ordinary course of business, consistent with past practice;

                          (n) enter into any Contract the effect of which
would be to subject the Surviving Corporation or any of CTI's subsidiaries to any non-compete or other material restrictions on their business following the Effective Time;

                          (o) enter into any material Contract if consummation
of the transactions contemplated by this Agreement or compliance by Novuspharma with the provisions of this Agreement will conflict with, or result in any material violation or breach of, or material default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of Novuspharma or the Surviving Corporation or any of their respective subsidiaries under, any provision of such Contract;

                          (p) enter into any material written Contract,
prohibiting Novuspharma from assigning all or any material portion of its rights, interests or obligations thereunder, unless such prohibition expressly excludes any assignment to CTI or any of its subsidiaries in connection with or following the consummation of the Merger and the other transactions contemplated by this Agreement;

                          (q) enter into a new line of business material to
Novuspharma;

                          (r) change its fiscal year, or except as required by
Italian GAAP, revalue any of its material assets or make any changes in financial or tax accounting methods, principles or practices; or

                          (s) authorize any of, or commit, resolve or agree to
take any of, the foregoing actions.

                  4.2 Conduct of Business by CTI. During the period from the date of this Agreement to the Effective Time (or until the earlier termination of this Agreement in accordance with its terms), CTI shall, and shall cause its subsidiaries to, except as otherwise contemplated by this Agreement or to the extent CTI shall otherwise consent in writing, carry on their respective businesses, in all material respects, in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance in all material respects with all Applicable Laws and regulations and, to the extent consistent therewith, use all commercially reasonable efforts consistent with past practice to preserve intact their current business organizations and keep available the services of their current officers and employees. Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time or until the earlier termination of this Agreement pursuant to its terms, CTI shall not, and shall not permit any of its subsidiaries to, except (i) as contemplated by this Agreement or (ii) with the prior written consent of Novuspharma:

                          (a) (i) declare, set aside or pay (whether in cash,
stock, property or otherwise) any dividends on, or make any other distributions in respect of, any of its capital stock or other securities (whether voting or otherwise), other than dividends and distributions by any direct or indirect wholly-owned subsidiary of CTI, (ii) split, combine or reclassify any of its capital stock or other securities (whether voting or otherwise) or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other securities (whether voting or otherwise) or (iii) except for redemption of outstanding convertible notes of CTI or the repurchase of restricted stock, in each case pursuant to the terms thereof, purchase, redeem or otherwise acquire any shares of capital stock or other securities (whether voting or otherwise) of CTI or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                          (b) other than (1) the issuance of CTI Common Stock
upon the exercise of CTI Stock Options or warrants outstanding on the date of this Agreement in accordance with their present terms or in accordance with the terms of any employment agreements existing on the date of this Agreement or entered into in the ordinary course of business generally consistent with past practice, (2) the issuance of CTI Stock Options under the CTI Stock Option Plans in the ordinary course of business generally consistent with past practice, (3) pursuant to the terms of this Agreement or CTI Permitted Acquisitions, (4) the issuance of CTI Common Stock upon conversion of outstanding convertible notes, (5) sales of securities of CTI sold to investors not affiliated with CTI in arms-length financing transactions which neither require approval of the CTI shareholders nor present a material risk of delaying the Merger, or (6) as set forth on Schedule 4.2(b) of the CTI Disclosure Schedules, (i) issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, grant, sale, award, pledge or other encumbrance (including limitations in voting rights) or authorization of, any shares of its capital stock, any other securities (whether voting or otherwise) or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, (ii) amend or otherwise modify the terms of any such rights, warrants or options, or (iii) accelerate the vesting of outstanding CTI Stock Options;

                          (c) amend or propose to amend its Articles of
Incorporation, Bylaws or other comparable charter or organizational documents;

                          (d) other than CTI Permitted Acquisitions and as set
forth on Schedule 4.2(d) of the CTI Disclosure Schedules, acquire or agree to acquire (for cash or shares of stock or otherwise) (i) by merging or consolidating with, or by purchasing any assets of, or by purchasing any equity or voting interest in or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or (ii) any assets other than in connection with purchases of inventory, fixtures, furniture and equipment in the ordinary course of business consistent with past practice;

                  For purposes of this Agreement, "CTI Permitted Acquisitions" shall mean any of the transactions described in this subparagraph (d) above
(1) which do not present a material risk of delaying the Merger or making it more difficult to obtain any necessary consent, (2) which are internal reorganizations solely involving existing wholly-owned (except for de minimis local ownership as required under applicable foreign laws) subsidiaries of CTI, or (3) which are set forth in Schedule 4.2(d) of the CTI Disclosure Schedules;

                          (e) except as set forth on Schedule 4.2(e) of the
CTI Disclosure Schedules, mortgage or otherwise encumber or subject to any Lien, or sell, lease, exchange or otherwise dispose of any of, its material rights, properties or assets, except for mortgages, encumbrances or Liens on, or sales, leases, exchanges or other dispositions of, its rights, properties or assets in the ordinary course of business consistent with past practice;

                          (f) repurchase, repay or incur any indebtedness for
borrowed money, or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of CTI, or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, other than (i) in connection with the financing of ordinary course trade payables consistent with past practice, (ii) pursuant to existing credit facilities as in effect on the date hereof, (iii) issuances of debt securities of CTI sold to investors not affiliated with CTI in arms-length financing transactions which neither require approval of CTI shareholders nor present a material risk of delaying the Merger, (iv) as set forth on Schedule 4.2(f) of the CTI Disclosure Schedules or (v) any incurrences in the ordinary course of business which are not, individually or in the aggregate, material to CTI (provided that none of such transactions referred to in this clause (v) presents a material risk of delaying the Merger or making it more difficult to obtain or otherwise reasonably cause a delay in obtaining any necessary consent);

                          (g) except as set forth on Schedule 4.2(g) of the
CTI Disclosure Schedules, modify or amend in a manner adverse in any material respect, or terminate any CTI Material Contract or waive, release or assign any material rights or claims thereunder, in the case of any such waiver, release or assignment, in a manner adverse to CTI other than any modification, amendment, termination, release or assignment of any such CTI Material Contract in the ordinary course of business consistent with past practice;

                          (h) except as required by Applicable Law or as set
forth on Schedule 4.2(h) of CTI Disclosure Schedules, adopt or enter into any collective bargaining agreement or other labor or union contract applicable to the employees of CTI;

                          (i) enter into a new line of business material to
CTI;

                          (j) change its fiscal year, or except as required by
U.S. GAAP, revalue any of its material assets or make any changes in financial or tax accounting methods, principles or practices; or

                          (k) authorize any of, or commit, resolve or agree to
take any of, the foregoing actions.

                  4.3 No Solicitation by CTI.

                          (a) CTI shall not, nor shall it permit any of its
subsidiaries to, nor shall it authorize or permit any of its or its subsidiaries' officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage, knowingly facilitate or induce any inquiries or the making of any proposal the consummation of which would constitute a CTI Alternative Transaction (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may be reasonably likely to lead to a CTI Alternative Transaction; provided, however, that if, at any time prior to the CTI Shareholder Approval, CTI receives an unsolicited, bona fide written offer or proposal from a third party with respect to which the Board of Directors of CTI determines in good faith, after consultation with outside legal counsel, that the failure to provide such information or participate in such negotiations or discussions would result in a reasonable likelihood that the Board of Directors of CTI would breach its fiduciary duties to CTI's shareholders under Applicable Laws, CTI may, in response to any such proposal that was not solicited by it and which did not otherwise result from a breach of this Section 4.3(a), and subject to compliance with Section 4.3(c) hereof,
(x) furnish information with respect to CTI to any person pursuant to a customary confidentiality agreement containing terms as to confidentiality no less restrictive than the Confidentiality Agreement dated December 10, 2002 entered into between Novuspharma and CTI (the "Confidentiality Agreement"), and (y) participate in negotiations regarding such proposal. For purposes of this Agreement "CTI Alternative Transaction" means any of (i) a transaction or series of transactions pursuant to which any person (or group of persons) other than CTI, its subsidiaries or Novuspharma (a "Third Party") acquires or would acquire, directly or indirectly, beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 50% or more of the outstanding shares of CTI, whether from CTI or pursuant to a tender offer or exchange offer or otherwise, (ii) any acquisition or proposed acquisition of CTI or any of its significant subsidiaries by a Third Party by a merger or other business combination (including any so called "merger of equals" and whether or not CTI or any of its significant subsidiaries is the entity surviving any such merger or business combination), pursuant to which the stockholders of CTI or its significant subsidiary, as the case may be, immediately preceding such transaction hold less than 50% of the equity interests in the surviving or resulting entity of such transaction, (iii) any other transaction pursuant to which any Third Party acquires or would acquire, directly or indirectly, control of assets (including for this purpose the outstanding equity securities of subsidiaries of CTI and any entity surviving any merger or combination, including CTI or any of its subsidiaries) of CTI or any of its significant subsidiaries, as the case may be, for consideration equal to 50% or more of the fair market value of all of the outstanding shares of CTI Common Stock on the date prior to the date hereof, or (iv) any liquidation or dissolution of CTI; provided, however, that the Merger and the transactions contemplated by this Agreement shall not be deemed a CTI Alternative Transaction in any case.

                          (b) Neither the Board of Directors of CTI nor any
committee thereof shall, except as expressly permitted by this Section 4.3, withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Novuspharma, the approval or recommendation by such Board of Directors or such committee of the Merger or the Merger Agreement, unless the Board of Directors of CTI determines in good faith, after consultation with outside counsel, that the failure to change, withdraw, qualify or modify such recommendation would result in a reasonable likelihood that the Board of Directors of CTI would breach its fiduciary duties to CTI's shareholders under Applicable Laws, in which case CTI may withdraw, qualify or modify such approval or recommendation (a "CTI Subsequent Determination"). Notwithstanding any other provision of this Agreement, CTI shall submit the Merger and the Merger Agreement to its shareholders whether or not the Board of Directors of CTI makes a CTI Subsequent Determination.

                          (c) In addition to the obligations of CTI set forth
in paragraphs (a) and (b) of this Section 4.3, CTI shall promptly advise Novuspharma orally and in writing of any request for information or of any proposal in connection with a CTI Alternative Transaction, the material terms and conditions of such request or proposal and the identity of the person making such request or proposal, and CTI shall provide Novuspharma with a copy of any documentation provided in connection therewith. CTI will keep Novuspharma reasonably informed of the status and details (including amendments or proposed amendments) of any such request or proposal on a current basis and shall promptly provide all written materials subsequently provided in connection therewith.

                          (d) Nothing contained in this Section 4.3 shall
prohibit CTI from (i) taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act, or (ii) making any disclosure to its shareholders if, in the good faith judgment of the Board of Directors of CTI, after receipt of advice from outside counsel, failure so to disclose would be inconsistent with its fiduciary duties to holders of CTI's securities under Applicable Laws; provided, however, that CTI agrees to provide Novuspharma with a copy of such disclosure prior to such disclosure.

                  4.4 No Solicitation by Novuspharma.

                          (a) Novuspharma shall not, nor shall it authorize or
permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, directly or indirectly, (i) solicit, initiate or encourage, knowingly facilitate or induce any inquiries or the making of any proposal the consummation of which would constitute a Novuspharma Alternative Transaction (as hereinafter defined), or (ii) participate in any discussions or negotiations regarding, or furnish any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may be reasonably likely to lead to a Novuspharma Alternative Transaction; provided, however, that if, at any time prior to the Novuspharma Shareholder Approval, Novuspharma receives an unsolicited, bona fide written offer or proposal from a third party with respect to which the Board of Directors of Novuspharma determines in good faith, after consultation with outside legal counsel, that the failure to provide such information or participate in such negotiations or discussions would result in a reasonable likelihood that the Board of Directors of Novuspharma would breach its fiduciary duties to Novuspharma's shareholders under Applicable Laws, Novuspharma may, in response to any such proposal that was not solicited by it or that did not otherwise result from a breach of this
Section 4.4(a), and subject to compliance with Section 4.4(c) hereof, (x) furnish information with respect to Novuspharma to any person pursuant to a customary confidentiality agreement containing terms as to confidentiality no less restrictive than the terms of the Confidentiality Agreement, and (y) participate in negotiations regarding such proposal. For purposes of this Agreement, "Novuspharma Alternative Transaction" means any of (i) a transaction or series of transactions pursuant to which a Third Party acquires or would acquire, directly or indirectly, beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 20% or more of the outstanding shares of Novuspharma, whether from Novuspharma or pursuant to a tender offer or exchange offer or otherwise, (ii) any acquisition or proposed acquisition of Novuspharma by a Third Party by a merger or other business combination (including any so called "merger of equals" and whether or not Novuspharma is the entity surviving any such merger or business combination), pursuant to which the shareholders of Novuspharma immediately preceding such transaction hold less than 80% of the equity interests in the surviving or resulting entity of such transaction, (iii) any other transaction pursuant to which any Third Party acquires or would acquire, directly or indirectly, control of assets of Novuspharma for consideration equal to 20% or more of the fair market value of all of the outstanding Novuspharma Ordinary Shares on the date prior to the date hereof, or (iv) any liquidation or dissolution of Novuspharma; provided, however, that the Merger and the transactions contemplated by this Agreement shall not be deemed a Novuspharma Alternative Transaction in any case.

                          (b) Neither the Board of Directors of Novuspharma
nor any committee thereof shall (i) except as expressly permitted by this
Section 4.4, withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to CTI, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement. Notwithstanding the foregoing, in the event that prior to the Novuspharma Shareholder Approval the Board of Directors of Novuspharma determines in good faith, after it has received a Novuspharma Superior Proposal (as defined below) and after receipt of advice from outside counsel, that the failure to do so would result in a reasonable likelihood that the Board of Directors of Novuspharma would breach its fiduciary duties to Novuspharma's shareholders under Applicable Laws, the Board of Directors of Novuspharma may (subject to this and the following sentences) withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify the approval or recommendation by the Novuspharma Board of Directors of the Merger or this Agreement (a "Novuspharma Subsequent Determination"), but only at a time that is after the seventh business day following CTI's receipt of written notice advising CTI that the Board of Directors of Novuspharma has received a Novuspharma Superior Proposal (as hereinafter defined) specifying the material terms and conditions of such Superior Proposal, identifying the person making such Novuspharma Superior Proposal and stating that it intends to make a Novuspharma Subsequent Determination. After providing such notice, Novuspharma shall provide a reasonable opportunity to CTI to make such adjustments in the terms and conditions of this Agreement as would enable Novuspharma to proceed with its recommendation to shareholders without making a Novuspharma Subsequent Determination; provided, however, that any such adjustments shall be at the discretion of the parties at such time. For purposes of this Agreement, a "Novuspharma Superior Proposal" means any proposal (on its most recently amended or modified terms, if amended or modified) made by a Third Party to enter into a Novuspharma Alternative Transaction involving the sale of a majority or more of the Novuspharma Ordinary Shares or sale of all or substantially all of Novuspharma's assets or similar transaction which the Board of Directors of Novuspharma determines in its good faith judgment (based on the advice of an independent financial advisor of internationally recognized reputation) to be more favorable to Novuspharma's shareholders than the Merger taking into account all relevant factors (including whether, in the good faith judgment of the Board of Directors of Novuspharma, after obtaining advice from the independent financial advisor of internationally recognized reputation, the third party is reasonably able to finance the transaction and the likelihood of completing the transaction within a reasonable timeframe, and any proposed changes to this Agreement that may be proposed by CTI in response to such Alternative Transaction). Notwithstanding any other provision of this Agreement, Novuspharma shall submit this Agreement and the other matters requiring the approval of the shareholders in order to complete the Merger, to its shareholders whether or not the Board of Directors of Novuspharma makes a Novuspharma Subsequent Determination.

                          (c) In addition to the obligations of Novuspharma
set forth in paragraphs (a) and (b) of this Section 4.4, Novuspharma shall promptly advise CTI orally and in writing of any request for information or of any proposal in connection with a Novuspharma Alternative Transaction, the material terms and conditions of such request or proposal and the identity of the person making such request or proposal, and Novuspharma shall provide CTI with a copy of any documentation provided in connection therewith. Novuspharma will keep CTI reasonably informed of the status and details (including amendments or proposed amendments) of any such request or proposal on a current basis and shall promptly provide all written materials subsequently provided in connection therewith.

                          (d) Nothing contained in this Section 4.4 shall
prohibit Novuspharma from making any disclosure to its shareholders in accordance with the applicable provisions of Italian Law if, in the good faith judgment of the Board of Directors of Novuspharma, after receipt of advice from outside counsel, failure so to disclose would be inconsistent with its fiduciary duties to Novuspharma's shareholders under Applicable Laws; provided, however, that Novuspharma shall provide a copy of such disclosure to CTI prior to such disclosure.

                  4.5 Other Actions. Neither Novuspharma nor CTI shall, nor shall CTI permit any of its subsidiaries to, take any action that would result in (a) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, incorrect or incomplete or (b) any of such representations and warranties that are not so qualified becoming untrue, incorrect or incomplete in any material respect.


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

                                  ARTICLE V

                             ADDITIONAL AGREEMENTS

                  5.1 Preparation of Proxy Statement, Registration Statement, Information Document and Listing Particulars; Shareholders' Meetings.

                          (a) As soon as possible, with the goal of not later
than 30 days after the execution of this Agreement, (i) CTI shall prepare and file with the SEC a proxy statement relating to the meeting of the CTI shareholders to obtain the CTI Shareholder Approval (together with any amendments thereof or supplements thereto, the "Proxy Statement"), and (ii) CTI shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "Registration Statement"), in which the Proxy Statement shall be included as part of the prospectus, in connection with the registration under the Securities Act of the shares of CTI Common Stock to be issued to the holders of Novuspharma Ordinary Shares pursuant to the Merger. CTI shall use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable, and shall take all or any action required under any applicable federal or state laws in connection with the issuance of shares of CTI Common Stock pursuant to the Merger. As promptly as practicable after the Registration Statement shall have become effective, CTI shall mail the Proxy Statement to its shareholders in accordance with Applicable Laws. As promptly as practicable after the CTI Shareholders' Meeting, CTI shall prepare and file with the CONSOB and the Borsa Italiana a listing application (the "Listing Particulars") in accordance with the applicable rules and regulations of the Borsa Italiana for the listing of the shares of CTI Common Stock on the Nuovo Mercato and Schedule J hereto. As promptly as practicable after the signing of this agreement, CTI will appoint the Sponsor Bank to manage the listing process in accordance with the Italian law. The Sponsor Bank will be designated in consultation with Novuspharma.

                          (b) As promptly as practicable after the date of
this Agreement, in accordance with applicable rules and regulations of the CONSOB and the Borsa Italiana, Novuspharma shall prepare and file with the Borsa Italiana and make available at Novuspharma's registered office in Milan, Italy, an information document relating to the Merger (together with any amendments thereof or supplements thereto, the "Information Document").

                          (c) Each of CTI and Novuspharma shall furnish all
information concerning itself to the other as the other may reasonably request in connection with such actions and the preparation of the Information Document, Proxy Statement, Registration Statement and Listing Particulars, and each party hereby authorizes the other to use such information in each of the Information Document, Proxy Statement, Registration Statement and Listing Particulars, as the case may be; provided that neither party shall use any such information without the prior consent of the other party or if doing so would violate or cause a violation of United States or Italian securities laws or any other Applicable Law. CTI will promptly advise Novuspharma when the Registration Statement has become effective and of any supplements or amendments thereto, and Novuspharma shall not distribute any written material that would constitute, as advised by counsel to Novuspharma, a "prospectus" relating to the Merger or the CTI Common Stock within the meaning of the Securities Act or any applicable state securities law without the prior written consent of CTI.

                          (d) CTI agrees promptly to advise Novuspharma if at
any time prior to the Novuspharma Shareholders' Meeting or, thereafter, until the Effective Date or the first date of the listing of the shares of CTI common stock, any information provided by it in the

Information Document is or becomes untrue, incorrect or incomplete in any material respect and to provide Novuspharma with the information needed to correct such inaccuracy or omission. CTI will furnish Novuspharma with such supplemental information as may be necessary in order to cause the Information Document, insofar as it relates to CTI and its subsidiaries, to comply with Applicable Laws.

                          (e) Novuspharma agrees promptly to advise CTI if at
any time prior to the CTI Shareholders' Meeting or, thereafter, until the Effective Date or the first date of the listing of the shares of CTI common stock, any information provided by it in the Proxy Statement, Registration Statement or Listing Particulars is or becomes untrue, incorrect or incomplete in any material respect and to provide CTI with the information needed to correct such inaccuracy or omission. Novuspharma will furnish CTI with such supplemental information as may be necessary in order to cause the Proxy Statement, Registration Statement or Listing Particulars insofar as it relates to Novuspharma, to comply with Applicable Laws.

                          (f) As soon as practicable following the date of
this Agreement in accordance with all applicable rules and regulations of the SEC, the CONSOB and the Borsa Italiana and WBCA and Italian Law, each of Novuspharma and CTI shall call and hold a meeting of its respective shareholders (the "Novuspharma Shareholders' Meeting" and the "CTI Shareholders' Meeting", respectively), for the purpose of obtaining the Novuspharma Shareholder Approval and the CTI Shareholder Approval, respectively. CTI shall use reasonable efforts to obtain the CTI Shareholder Approval, and through its Board of Directors, shall (subject to Section 4.3) recommend to its shareholders the obtaining of the CTI Shareholder Approval. Novuspharma shall use reasonable efforts to obtain the Novuspharma Shareholder Approval, and through its Board of Directors, shall (subject to Section 4.4) recommend to its shareholders the obtaining of the Novuspharma Shareholder Approval. At the CTI Shareholders' Meeting, all of the shares of CTI Common Stock then owned by Novuspharma, if any, shall be voted in favor of the Merger. At the Novuspharma Shareholders' Meeting, all of the shares of Novuspharma Common Stock then owned by CTI, if any, shall be voted in favor of the Merger.

                  5.2 Access to Information; Regulatory Communications.

                          (a) Novuspharma and CTI shall, and CTI shall cause
its subsidiaries to, afford the other party, and the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access, by giving one (1) day prior notice, during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, Novuspharma and CTI shall, and CTI shall cause each of its subsidiaries to, furnish promptly to the other party, (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of United States federal or state or Italian securities laws, and (ii) all other information concerning its business, including product development efforts, properties, results of operations and personnel as such other party may reasonably request. Each of Novuspharma and CTI will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any confidential information in accordance with the Confidentiality Agreement.

                          (b) CTI and Novuspharma shall notify and consult
with each other promptly (i) after receipt of a communication from any Regulatory Agency and before giving any material submission to such Regulatory Agency, (ii) after receipt of any comments from any officials of any Governmental Entity in connection with filings made pursuant hereto, (iii) after receipt of any material request by any officials of any Governmental
Entity for amendments or supplements to any filings made pursuant to, or information provided to comply in with, Applicable Laws, and (iv) prior to making any material change to a study protocol, the addition of new trials, or a material change to the development timeline for any of its product candidates or programs; provided, however, that in the event either CTI or Novuspharma (x) is contacted by a Regulatory Agency, and (y) has made a good faith effort to include representatives of the other party in such discussion without success, then CTI or Novuspharma, as appropriate, shall be allowed to participate in such discussions without the other party and shall promptly inform the other party of the content of such discussions.

                          (c) No information or knowledge obtained in any
investigation or notification pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein, the covenants or agreements of the parties hereto or the conditions to the obligations of the parties under this Agreement.

                  5.3 Commercially Reasonable Efforts; Notification.

                          (a) Upon the terms and subject to the conditions set
forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the making of all necessary registrations and filings (including filings with Governmental Entities and Regulatory Agencies, if any), (ii) the obtaining of all necessary actions, consents, approvals or waivers from Governmental Entities, Regulatory Agencies and other third parties, (iii) the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity or Regulatory Agency, (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement, (v) the defending of any lawsuits or other legal proceedings, brought by third parties (other than Governmental Entities) challenging this Agreement or the consummation of the transactions contemplated hereby or thereby, including using commercially reasonable efforts to lift, rescind or mitigate the effect of any injunction or restraining order or other order adversely affecting the ability of any party hereto to consummate the transactions contemplated hereby, (vi) the taking of all reasonable actions to fulfill the conditions to the obligations of CTI or Novuspharma set forth in
Article VI of this Agreement, and (vii) the using of all reasonable efforts to prevent, with respect to a threatened or pending temporary, preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order, the entry, enactment or promulgation thereof, as the case may be; provided, however, that neither CTI nor Novuspharma shall be obligated to take any action pursuant to the foregoing if the taking of such action or the obtaining of any waiver, consent, approval or exemption is reasonably likely to be materially burdensome to Novuspharma or CTI and its subsidiaries (taken as a whole) or to impact in a materially adverse manner the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger. In connection with and without limiting the foregoing, CTI and Novuspharma and members of their respective Boards of Directors shall (1) grant such approvals and take all such other actions as may be necessary so that no United States federal or state or Italian takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the other transactions contemplated by this Agreement, and (2) if any United States federal or state or Italian takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement or any other transaction



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

contemplated by this Agreement, use commercially reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise to eliminate or minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

                          (b) Notwithstanding anything in this Agreement to
the contrary, nothing contained in this Agreement shall be deemed to require any party hereto to take or agree to take any Action of Divestiture (as defined below). For purposes of this Agreement, an "Action of Divestiture" shall mean making proposals, executing or carrying out agreements or submitting to Judgments providing for the license, sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any material assets or categories of material assets or the holding separate of Novuspharma Ordinary Shares or imposing or seeking to impose any limitation on the ability of any party hereof to conduct its respective business in any material respect or own such assets or to acquire, hold or exercise full rights of ownership of Novuspharma's business.

                          (c) Novuspharma shall give prompt written notice to
CTI, and CTI shall give prompt written notice to Novuspharma, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue, incorrect or incomplete in any respect or any such representation or warranty that is not so qualified becoming untrue, incorrect or incomplete in any material respect, (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, or (iii) the occurrence of any change or event having, or which insofar as can reasonably be foreseen as having, individually or in the aggregate, a material adverse effect on Novuspharma or CTI, as the case may be; provided, however, that no such notification shall (1) affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement, or (2) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  5.4 Termination of Novuspharma Stock Options, Assumption of Novuspharma Stock Option Plans and Treatment of Novuspharma Employees.

                          (a) CTI shall assume the Novuspharma Stock Option
Plans at the Effective Time. Prior to the Effective Time, Novuspharma shall use commercially reasonable efforts to provide that each outstanding Novuspharma Stock Option shall accelerate and become fully vested and exercisable, and to the extent not exercised prior to the Effective Time, shall terminate and be cancelled and shall not be assumed by CTI. Novuspharma shall take (or cause to be taken) all actions necessary or appropriate to terminate, effective immediately prior to the Effective Time, each Novuspharma Stock Option. In furtherance of the foregoing, Novuspharma shall provide a notice to Novuspharma optionees informing them that the Novuspharma Stock Options not exercised prior to the Effective Time shall terminate immediately prior to the Effective Time, which notice shall be provided to the optionees no later than fifteen (15) days prior to the Effective Time. The form and substance of such notice shall be subject to advance review and approval of CTI, which approval will not be unreasonably withheld.

                          (b) On or after the Effective Time, CTI shall issue
options to acquire CTI Common Stock to those Novuspharma employees and on such other terms and conditions (including number of shares of CTI Common Stock and vesting provisions) as determined by CTI in its discretion (the "New CTI Options"). Prior to the mailing of the Information Document,

CTI shall inform each employee holding Novuspharma Stock Options of the terms and conditions (including number of shares of CTI Common Stock and vesting provisions) of the New CTI Options to be granted to such employee by CTI on or after the Effective Time. The New CTI Options shall have a per share exercise price equal to the greater of: (i) the average of the closing prices for a share of CTI Common Stock on the Nasdaq National Market for each trading day during the one-month period immediately preceding the Effective Time or the relevant date of grant, and (ii) the average of the closing prices for a share of CTI Common Stock on the Nuovo Mercato Telematico Azionario (if applicable) for each trading day during the one-month period immediately preceding the Effective Time or the relevant date of grant. The New CTI Options shall be granted under and subject to the terms and conditions of the assumed Novuspharma Stock Option Plans and written option agreements to be entered into by and between CTI and each applicable optionee.

                          (c) CTI shall take such actions as are reasonable or
appropriate to effectuate the provisions of this Section 5.4, including the reservation, issuance and listing of the shares of CTI Common Stock that are subject to the New CTI Options and available for grant under the assumed Novuspharma Stock Option Plans. CTI shall use commercially reasonable efforts to file a registration statement on Form S-8 (or any successor form) for the shares of CTI Common Stock issuable with respect to the New CTI Options and available for grant under the assumed Novuspharma Stock Option Plans to the extent Form S-8 (or any successor form) is available as soon as reasonably practicable after the Effective Time, and shall use commercially reasonable efforts to maintain such registration statement on Form S-8 (or any successor form) thereafter for as long as such New CTI Options are outstanding or such shares remain available for issuance under the assumed Novuspharma Stock Option Plans.

                          (d) Novuspharma shall take such actions prior to the
Effective Time as are reasonable or appropriate to effect the provisions of this Section 5.4, including, without limitation, (i) taking such actions as may be required to confirm that the CTI Board of Directors shall, effective as of the Effective Time, become the administrator of the assumed Novuspharma Stock Option Plans and shall have any and all amendment authority with respect thereto, and (ii) adopting such amendments and obtaining such consents as may be required to effect the termination of Novuspharma Stock Options and assumption of Novuspharma Stock Option Plans contemplated by this Section 5.4.

                          (e) CTI, Novuspharma and the Surviving Corporation
shall take all such steps as may be reasonably required to cause the transactions contemplated by this Section 5.4 and any other dispositions of equity securities of Novuspharma (including, without limitation, derivative securities) or acquisitions of CTI equity securities (including, without limitation, derivative securities) in connection with this Agreement by each individual who (i) is a director or officer of Novuspharma, or (ii) at the Effective Time, shall become a director or officer of the Surviving Corporation, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with and to the extent permissible under that certain SEC No Action Letter [1999 Transfer Binder] Fed. Sec. L. Rep.
(CCH) 77,515 (Jan. 12, 1999).

                          (f) On and after the Effective Time, the Surviving
Corporation shall maintain plans for the benefit of each employee of Novuspharma as of the Effective Time (collectively, the "Novuspharma Employees") that provide benefits to each such employee that are no less favorable, in the aggregate, to such employees than the benefits provided under the Novuspharma Benefit Plans as of the Effective Time.


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

                          (g) Except as provided in Section 5.4(b), with
respect to each employee benefit plan, practice or policy of the Surviving Corporation or any of its affiliates in which Novuspharma Employees participate on or after the Effective Time, each such Novuspharma Employee shall be given credit under such plan, practice or policy for all service with Novuspharma or any predecessor employer or other entity, to the extent such credit was given by Novuspharma or any predecessor employer or other entity under a comparable Novuspharma Benefit Plan, for all purposes, including, without limitation, for purposes of determining eligibility, vesting, benefit accrual, and determination of benefit levels, and for all other purposes for which such service is either taken into account; provided, however, that such credit shall not result in duplication of benefits. Such service shall also apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any pre-existing condition limitations. Novuspharma Employees shall be given full credit for amounts paid under any Novuspharma Benefit Plan during the same calendar year in which they commence participation in a comparable employee benefit plan of the Surviving Corporation for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the comparable employee benefit plan of the Surviving Corporation.


                  5.5 Conveyance Taxes. CTI and Novuspharma shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time. All of such taxes and expenses shall be borne equally by CTI and Novuspharma.

                  5.6 Indemnification, Exculpation and Insurance.

                          (a) (i) The Articles of Incorporation of the
Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in CTI's Articles of Incorporation on the date of this Agreement, and (ii) the Bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Bylaws attached hereto as Exhibit H, which provisions mentioned under clause (i) and
(ii) above shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of Novuspharma, unless such modification is required by Applicable Laws.

                          (b) For three (3) years from the Effective Time, the
Surviving Corporation shall maintain in effect directors' and officers' liability insurance covering Novuspharma's directors and managers currently covered by Novuspharma's directors' and officers' liability insurance policies (copies of which have been heretofore delivered or made available to CTI) which directors and managers are set forth on Schedule 5.6 of the Novuspharma Disclosure Schedules (the "Covered Novuspharma Directors and Managers") on terms no less favorable than the terms of such current insurance coverage; provided, however, that in lieu of the purchase of such insurance by the Surviving Corporation, CTI, with Novuspharma's written consent, may purchase a three (3) year extended reporting period endorsement under its existing Directors' and Officers' liability insurance coverage; provided further that in no event will the Surviving Corporation be required to pay annualized aggregate premiums for insurance under this Section 5.6(b) in excess of one hundred and fifty percent


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

(150%) of the amount of the aggregate premiums paid by Novuspharma for such coverage for the year ended December 31, 2002, and to the extent such premiums would exceed one hundred and fifty percent (150%) of such amount, the Surviving Corporation shall use all reasonable efforts to cause to be maintained the maximum amount of coverage as is available for such one hundred and fifty percent (150%) of such amount.

                          (c) This Section 5.6 shall survive the consummation
of the Merger, is intended to benefit Novuspharma, the Surviving Corporation and the Covered Novuspharma Directors and Managers, shall be binding on all successors and assigns of the Surviving Corporation, and shall be enforceable by the Covered Novuspharma Directors and Managers. If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 5.6 and in Section 1.6.

                  5.7 Letters of Accountants. Novuspharma shall use its commercially reasonable efforts to cause to be delivered to CTI a "comfort" letter from KPMG S.p.A., Novuspharma's independent public accountants, in connection with the financial information of Novuspharma to be included in the Registration Statement, dated and delivered on the date on which the Registration Statement shall become effective, addressed to CTI, in form and substance reasonably satisfactory to CTI and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement. CTI shall use its commercially reasonable efforts to cause to be delivered to Novuspharma a "comfort" letter from Ernst & Young LLP, CTI's independent public accountants, in connection with the financial information of CTI to be included in the Information Document, dated and delivered on the date on which the Information Statement shall become effective, addressed to Novuspharma, in form and substance reasonably satisfactory to Novuspharma and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

                  5.8 Fees and Expenses. Except as expressly set forth in this Agreement, including, without limitation, Section 7.2, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided that CTI shall pay two-thirds and Novuspharma shall pay one-third of the filing fees and printing costs incurred in connection with the filing and printing of the Registration Statement, the Proxy Statement, the Information Document, the Listing Particulars, and any prospectus to be printed in connection with any of the foregoing documents.

                  5.9 Public Announcements. CTI, on the one hand, and Novuspharma, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, and will use commercially reasonable efforts to agree on, any press release or other public statements with respect to the transactions contemplated by this Agreement (including the Merger) including, without limitation, those press releases or other public statements that may be required by, or that are otherwise published or disseminated pursuant to, Applicable Laws, court process or by obligations pursuant to any listing agreement with any

United States or Italian securities exchange and will not issue any such press release or make any such public statement prior to such consultation and (to the extent practicable) agreement, except as may be required by Applicable Laws or any listing agreement with any United States or Italian securities exchange; provided, however, that CTI shall not make any disclosure without the prior consent of Novuspharma if doing so would violate or cause a violation of applicable Italian securities laws or other Applicable Laws for Novuspharma, and Novuspharma shall not make any disclosure without the prior written consent of CTI if doing so would violate or cause a violation of applicable United States federal or state securities laws or other Applicable Laws for CTI. In any event, the parties shall agree on the initial press release announcing execution of this Agreement.

                  5.10 Novuspharma Representatives on the Surviving Corporation. Subject to Applicable Law and the charter of CTI's Nominating Committee applicable to all directors, CTI shall nominate for election as a director, in the class specified on Schedule G, the persons specified on Schedule G for the remainder of the terms of such classes at CTI's 2004 annual meeting of shareholders. If, for any reason other than removal for cause by the CTI shareholders, one or more of such directors is unable or unwilling to serve as a director, the remaining directors specified on Schedule G shall select a replacement candidate mutually agreeable to the CTI board of directors which candidate shall in turn be nominated to fill the remaining term of such replaced director.

                  5.11 Creditors' Claims. Novuspharma shall not post any bond, in connection with the termination of the two-month period for creditors' claims following the recording of the minutes of the Novuspharma Shareholder Approval on the Companies' Register at the Italian Chamber of Commerce of Milan, without the prior written consent of CTI.

                  5.12 Headquarters. As soon as practicable after the Effective Time, the Surviving Corporation shall take all actions reasonably necessary to transfer the headquarters of the Surviving Corporation's European operations to Novuspharma's current offices in Bresso, Italy.

                  5.13 Favorable Tax Ruling. Promptly after the date hereof, the parties shall cooperate in the preparation and filing by Novuspharma of a request for a tax ruling from the competent Italian tax authorities pursuant to article 11 of Law n. 212 of July 27, 2000, as to the tax-neutrality of the Merger for Novuspharma and for holders of Novuspharma Ordinary Shares resident in Italy.

                  5.14 Termination of 2001 Shareholders' Agreement. Novuspharma shall use commercially reasonable efforts to terminate the shareholders' agreement, dated as of November 13, 2001 by and among the signatories identified therein, prior to the Effective Time.

                                  ARTICLE VI

                        CONDITIONS PRECEDENT TO CLOSING

                  6.1 Conditions to Each Party's Obligations to Close. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver by such party (in writing) on or prior to the Closing Date of the following conditions:

                          (a) Shareholder Approvals. The Shareholder Approvals
shall have been obtained.

                          (b) Stock Market Listing. The shares of CTI Common
Stock issuable to the holders of Novuspharma Ordinary Shares pursuant to this Agreement and under the CTI



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

Stock Option Plans shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance, and the shares of CTI Common Stock shall have been approved for listing on the Nuovo Mercato.

                          (c) No Injunctions or Restraints. No litigation
brought by a Governmental Entity shall be pending, and no litigation shall be threatened by any Governmental Entity, which seeks to enjoin or prohibit the consummation of the Merger, and no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

                          (d) Registration Statement. The Registration
Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC, and no proceedings for that purpose shall have been initiated or, to the knowledge of CTI or Novuspharma, threatened by the SEC.

                          (e) Antitrust Approvals. Any applicable waiting
period (and any extension thereof) under any applicable antitrust laws shall have expired or been terminated, and all material antitrust approvals, if any, required to be obtained prior to the Merger in connection with the transactions contemplated hereby shall have been obtained.

                          (f) Novuspharma and CTI Opinions. Novuspharma's
Italian tax counsel shall have delivered to Novuspharma a written opinion with respect to the tax-neutrality of the Merger for Novuspharma and for the holders of Novuspharma Ordinary Shares resident in Italy in customary form, reasonably acceptable to Novuspharma. In preparing the Novuspharma tax opinion, Novuspharma counsel may make and rely on reasonable assumptions and may also rely on reasonable representations related thereto. CTI's Italian tax counsel shall have delivered to CTI a written opinion in customary form, reasonably acceptable to CTI. In preparing the CTI tax opinion, CTI counsel may make and rely on reasonable assumptions and may also rely on reasonable representations related thereto.

                          (g) Rescission Shares. Rescission rights under
article 2437 of the Italian Civil Code shall not have been exercised with respect to an amount greater than US$ 25,000,000, to be converted into Euro at the applicable exchange rate published in the daily newspaper Il Sole 24-Ore on the third business day immediately prior to the date of the Novuspharma Shareholders' Meeting.

                          (h) Expert Report. KPMG S.p.A. shall have delivered
to Novuspharma, in accordance with the applicable provisions of Italian Law, a report confirming the fairness of the Exchange Ratio (a copy of which shall have been provided to CTI prior to the Novuspharma Shareholders' Meeting).

                  6.2 Additional Conditions to Obligations of CTI. The obligations of CTI to effect the Merger are also subject to the satisfaction or waiver by CTI (in writing) on or prior to the Closing Date of the following conditions:

                          (a) Representations and Warranties. Each of the
representations and warranties of Novuspharma contained in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (provided that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), except in each case, or in the aggregate, as does not constitute a material adverse effect on Novuspharma at the Closing Date (it being understood that, for purposes of determining whether such representations and warranties are true and correct, all "material adverse effect" qualifications and qualifications based on the word "material" shall be disregarded). CTI shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Novuspharma to such effect.

                          (b) Agreements and Covenants. Novuspharma shall have
performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. CTI shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Novuspharma to that effect.

                          (c) Certificates and Other Deliveries. Novuspharma
shall have delivered, or caused to be delivered, to CTI (i) a certificate of good standing (or appropriate counterpart) from the appropriate governmental entity in Italy stating that Novuspharma is a validly existing joint stock company in good standing; (ii) duly adopted resolutions of the Board of Directors and shareholders of Novuspharma approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby and thereby, certified by the Managing Director of Novuspharma, and (iii) a true, correct and complete copy of the Articles of Association, as amended, of Novuspharma certified by the appropriate governmental entity in Italy, and a true, correct and complete copy of the Bylaws, as amended, of Novuspharma certified by the Secretary of Novuspharma.

                          (d) No Material Adverse Effect. From and including
the date hereof, there shall not have occurred any material adverse effect on Novuspharma.

                          (e) Consents and Approvals. Novuspharma shall have
received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, waivers, authorizations, qualifications and orders of, and declarations, registrations and filings with (collectively, "Consents and Filings") all Governmental Entities and third parties set forth in Schedule 6.2(e) of the Novuspharma Disclosure Schedules have been obtained.

                          (f) Expiration or Satisfaction of Novuspharma
Creditor Claims. The two-month period following the recording of the minutes of the Novuspharma Shareholder Approval on the Companies' Register at the Italian Chamber of Commerce of Milan shall have expired or otherwise been satisfied.

                  6.3 Additional Conditions to Obligations of Novuspharma. The obligations of Novuspharma to effect the Merger are also subject to the satisfaction or waiver by Novuspharma (in writing) on or prior to the Closing Date of the following conditions:

                          (a) Representations and Warranties. Each of the
representations of CTI contained in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (provided that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), except, in each case, or in the aggregate as does not constitute a material adverse effect on CTI at the Closing Date (it being understood that, for purposes of determining whether such representations and warranties are true and correct, all "material adverse effect" qualifications and qualifications based on the word "material or similar phrases contained in such representations and warranties shall be disregarded). Novuspharma shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of CTI to such effect.

                          (b) Agreements and Covenants. CTI shall have
performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Novuspharma shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of CTI to such effect.

                          (c) Certificates and Other Deliveries. CTI shall
have delivered to Novuspharma (i) a certificate of good standing from the Secretary of State of the State of Washington stating that CTI is a validly existing corporation in good standing; (ii) duly adopted resolutions of the Board of Directors of CTI approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, and of the shareholders of CTI approving the Merger, each certified by the Secretary of CTI; and (iii) a true, correct and complete copy of the Articles of Incorporation, as amended, of CTI certified by the Secretary of State of the State of Washington, and a true, correct and complete copy of the Bylaws, as amended, of CTI certified by the Secretary of CTI.

                          (d) No Material Adverse Effect. From and including
the date hereof, there shall not have occurred any material adverse effect on CTI.

                          (e) Consents and Approvals. CTI shall have received
evidence, in form and substance reasonably satisfactory to it, that such Consents and Filings with all Governmental Entities and third parties set forth on Schedule 6.3(e) of the CTI Disclosure Schedules hereto have been obtained.

                          (f) Directors of the Surviving Corporation. The
persons set forth on Schedule G shall have been appointed as directors of the Surviving Corporation with such appointments to take effect as of the Effective Time.

                                 ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

                  7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, and (except in the case of 7.1(a), 7.1(g) or 7.1(h)) whether before or after the Shareholder Approvals:

                          (a) by mutual written consent of CTI and
Novuspharma, prior to receipt of the Shareholder Approvals, if the Board of Directors of each so determines by the affirmative vote of a majority of the members of its entire Board of Directors;

                          (b) by CTI (provided that CTI is not then in
material breach of any representation, warranty, covenant or other agreement contained herein), (i) upon a breach of any representation, warranty, covenant or agreement on the part of Novuspharma set forth in this Agreement or (ii) if any representation or warranty of Novuspharma shall have become untrue or incorrect, in each case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) hereof, as the case may be, would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided that if such inaccuracy or breach is curable by Novuspharma prior to the End Date (as defined in Section

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7.1(d)) through exercise of its commercially reasonable efforts, then CTI may not terminate this Agreement under this Section 7.1(b) prior to thirty (30) days following the receipt of written notice from CTI to Novuspharma of such breach, provided that Novuspharma continues to exercise commercially reasonable efforts to cure such breach through such thirty (30) day period (it being understood that CTI may not terminate this Agreement pursuant to this
Section 7.1(b) if such breach by Novuspharma is cured within such thirty (30) day period);

                          (c) by Novuspharma (provided that Novuspharma is not
then in material breach of any representation, warranty, covenant or other agreement contained herein), (i) upon a breach of any representation, warranty, covenant or agreement on the part of CTI set forth in this Agreement, or (ii) if any representation or warranty of CTI shall have become untrue or incorrect, in each case such that the conditions set forth in
Section 6.3(a) or Section 6.3(b) hereof, as the case may be, would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided that if such inaccuracy or breach is curable by CTI prior to the End Date through exercise of its commercially reasonable efforts, then Novuspharma may not terminate this Agreement under this Section 7.1(c) prior to thirty (30) days following the receipt of written notice from Novuspharma to CTI of such breach, provided that CTI continues to exercise commercially reasonable efforts to cure such breach through such thirty (30) day period (it being understood that Novuspharma may not terminate this Agreement pursuant to this Section 7.1(c) if such breach by CTI is cured within such thirty (30) day period);

                          (d) by either CTI or Novuspharma if the Merger shall
not have been consummated by April 15, 2004 (the "End Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement;

                          (e) by either CTI or Novuspharma, if any approval of
the shareholders of Novuspharma required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of Novuspharma's shareholders or at any adjournment or postponement thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(e) shall not be available to Novuspharma where the failure to obtain Novuspharma Shareholder Approval shall have been caused by the action or failure to act of Novuspharma and such action or failure to act constitutes a material breach by Novuspharma of this Agreement;

                          (f) by either CTI or Novuspharma, if any approval of
the shareholders of CTI required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of CTI's shareholders or at any adjournment or postponement thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(f) shall not be available to CTI where the failure to obtain CTI Shareholder Approval shall have been caused by the action or failure to act of CTI and such action or failure to act constitutes a material breach by CTI of this Agreement;

                          (g) by Novuspharma, at any time prior to the CTI
Shareholders' Meeting, if the CTI Board of Directors shall have (i) failed to include in the Proxy Statement its recommendation without modification or qualification that the CTI shareholders approve this Agreement and the transactions contemplated hereby, (ii) subsequently withdrawn such recommendation, (iii) modified or qualified such recommendation in a manner adverse to the


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interests of Novuspharma, or (iv) failed to reconfirm such recommendation within ten (10) business days of receipt of a written request from Novuspharma to do so; or

                          (h) by CTI, at any time prior to the Novuspharma
Shareholders' Meeting, if the Novuspharma Board of Directors shall have (i) failed to recommend without modification or qualification that the Novuspharma Shareholders approve this Agreement and the transactions contemplated hereby,
(ii) subsequently withdrawn such recommendation, (iii) modified or qualified such recommendation in a manner adverse to the interests of CTI or (iv) failed to reconfirm such recommendation within ten (10) business days of receipt of a written request from CTI to do so.

                  7.2 Effect of Termination.

                          (a) In the event of termination of this Agreement by
either Novuspharma or CTI as provided in Section 7.1 hereof, and subject to the provisions of Section 8.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of CTI or Novuspharma or their respective officers or directors, except as set forth in this Section 7.2, and in Sections 2.16(b), 3.16(b), 5.8 and Article VIII hereof, which shall survive termination, and to the extent that such termination results from the willful breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement in which case such willfully breaching party shall not be relieved from any liability or obligations. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive any termination of this Agreement.

                          (b) If this Agreement is terminated (i) pursuant to
Sections 7.1(d), (f) or (g) hereof or (ii) by Novuspharma as a result of CTI's material breach of Section 4.3 hereof, CTI shall pay to Novuspharma, promptly, but in any event within five (5) days of such termination, a termination fee of US$ 4,750,000 (the "CTI Termination Fee"); provided, that in the case of termination under Section 7.1(d) or (f): (A) such payment shall be made only if following the date hereof and prior to termination of this Agreement, there has been any offer or proposal for a CTI Alternative Transaction with respect to CTI and within twelve (12) months following the termination of this Agreement CTI or its subsidiaries enters into an agreement providing for an Acquisition of CTI or an Acquisition of CTI is consummated, and (B) such payment shall be made promptly, but in no event later than one (1) business day after the earlier of the entering into of such agreement or consummation of such Acquisition of CTI, as the case may be. CTI hereby acknowledges and agrees that the amount of the CTI Termination Fee is fair after taking into account the value of the Merger, the transactions contemplated hereby and all of the costs and expenses already incurred by the parties before entering into this Agreement.

                          (c) If this Agreement is terminated (i) pursuant to
Sections 7.1(d), (e) or (h) hereof or (ii) by CTI as a result of Novuspharma's material breach of Section 4.4, Novuspharma shall pay to CTI, promptly, but in any event within five (5) days of such termination, a termination fee of US$ 4,750,000 (the "Novuspharma Termination Fee"); provided, that in the case of termination under Sections 7.1(d) or (e): (A) such payment shall be made only if following the date hereof and prior to termination of this Agreement, there has been any offer or proposal for a Novuspharma Alternative Transaction with respect to Novuspharma and within twelve (12) months following the termination of this Agreement Novuspharma enters into an agreement providing for an Acquisition of Novuspharma or an Acquisition of Novuspharma is consummated, and (B) such payment shall be made promptly, but in no event later than one
(1) business day after the earlier of the entering into of such agreement or



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consummation of such Acquisition of Novuspharma, as the case may be.
Novuspharma hereby acknowledges and agrees that the amount of the Novuspharma Termination Fee is fair after taking into account the value of the Merger, the transactions contemplated hereby and all of the costs and expenses already incurred by the parties before entering into this Agreement.

                          (d) The CTI Termination Fee and the Novuspharma
Termination Fee (individually, "Termination Fee") payable under Sections 7.2(b) and (c), respectively, shall each (i) be payable in immediately available funds, and (ii) be paid free and clear of all deductions or withholdings. With respect to the CTI Termination Fee and the Novuspharma Termination Fee, in the event that a deduction or withholding is required by law, the party owing the Termination Fee to the other shall pay such additional amount as shall be required to ensure that the net amount received by the party entitled to the Termination Fee shall equal the full amount which would have been received by it, had no such deduction or withholding been required to be made, and the owing party shall indemnify such other party for such withholding or deductions, and interest, additions to tax and penalties thereon.

                          (e) For the purposes of this Section 7.2 only,
"Acquisition," with respect to a party hereto, shall mean any of the following transactions (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the party pursuant to which the shareholders of the party immediately preceding such transaction hold less than sixty percent (60%) of the aggregate voting securities in the surviving or resulting entity of such transaction or any direct or indirect parent thereof, (ii) a sale or other disposition by the party of assets representing in excess of forty percent (40%) of the aggregate fair market value of the party's business immediately prior to such sale, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by the party or such person or group), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of securities representing in excess of forty percent (40%) of the voting power of the then outstanding voting securities of the party.

                  7.3 Amendment. This Agreement may be amended by the parties at any time before or after the Shareholder Approvals; provided, however, that after such Shareholder Approvals have been obtained there shall not be made any amendment that by law requires further approval by either the shareholders of Novuspharma or CTI without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                  7.4 Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties made by the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.3 hereof, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing, signed by or on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                 ARTICLE VIII

                              GENERAL PROVISIONS


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


                  8.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 8.1 shall not limit any covenant or agreement of the parties that by its terms contemplates performance after the Effective Time of the Merger.

                  8.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the date of confirmation of receipt (or the first business day following such receipt if the date is not a business day) of transmission by telecopy or telefacsimile, or (c) on the date of confirmation of receipt (or the first business day following such receipt if the date is not a business day) if delivered by an internationally recognized overnight courier service. All notices hereunder shall be delivered as set forth below or (or at such other address for a party as shall be specified by like notice):

                          (a) if to CTI, to

                          Cell Therapeutics, Inc.
                          501 Elliot Avenue West, Suite 400
                          Seattle, WA 98119
                          Facsimile: (206) 284-6206
                          Attention: Chief Executive Officer

                          with a copy to:

                          Wilson, Sonsini, Goodrich & Rosati
                          One Market, Spear Street Tower
                          Suite 3300
                          San Francisco, CA 94105
                          Facsimile: (415) 947-2000
                          Attention: Michael Kennedy, Esq.
                                     Victoria Z. Deitcher, Esq.

                          with a copy to:

                          Gianni, Origoni, Grippo & Partners Studio Legale Via delle Quattro Fontane, 20
                          Rome, Italy
                          Facsimile:39 06 487-1101
                          Attention: Filippo Troisi, Esq.

                          (b) if to Novuspharma, to:

                           Novuspharma, S.p.A.
                           Via Ariosto 23
                           20091 Bresso (MI), Italy
                           Facsimile: 39 (02) 610-35600
                           Attention: Dr. Silvano Spinelli

                           with a copy to:


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

                           Studio Legale Chiomenti
                           Via A. Boito n.8
                           Milan, Italy 20121
                           Facsimile: 39 (02) 72157230
                           Attention: Manfredi Vianini Tolomei, Esq.

                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           525 University Avenue, 11th Floor
                           Palo Alto, CA 94301
                           Facsimile: (650) 470-4570
                           Attention: Kenton J. King, Esq.
                                      Celeste E. Greene, Esq.


                  8.3 Definitions. For purposes of this Agreement:

                          (a) an "affiliate" of any person means another
person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

                          (b) "business day" is a day on which banks are not
required or authorized to close in the City of New York or Milan, Italy;

                          (c) "material adverse change" or "material adverse
effect" means, when used in connection with Novuspharma, the Surviving Corporation or CTI, any change or effect that is or is reasonably likely to be materially adverse to the business, assets, financial condition or results of operations of such party and its subsidiaries taken as a whole; provided, however, none of the following shall be deemed by itself or by themselves, either alone or in combination, to constitute a material adverse effect: (A) a change in the market price or trading value or trading volume of Novuspharma or CTI securities, (B) changes in conditions affecting any of the industries in which such entity operates generally or the economies of the United States or Italy, as applicable, (C) any change or effect resulting from compliance with the terms of this Agreement, or (D) any change or effect resulting from the announcement or pendency of the Merger;

                          (d) "person" means an individual, corporation,
partnership, joint stock corporation, joint venture, association, trust, unincorporated organization or other entity; and

                          (e) a "subsidiary" of any person means another
person, the capital of which is controlled directly or indirectly by such first person; for this purpose, the notion of a "controlled person" means a person in which another person has at its disposal the majority of the votes to be cast in a meeting of the holders of shares, stock, quotas or other interests of any kind.

                  8.4 Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or



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interpretation of this Agreement. Whenever the words "include," "includes" and
"including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  8.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  8.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement, and the documents and instruments contemplated hereby or referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and except for the provisions of Section
5.6 hereof, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  8.7 GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF, EXCEPT TO THE EXTENT THAT ANY MANDATORY PROVISIONS OF WASHINGTON STATE LAW OR ITALIAN LAW SHALL APPLY. EACH OF THE PARTIES HERETO (A) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF ANY UNITED STATES FEDERAL COURT LOCATED IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK, IN THE EVENT ANY DISPUTE ARISES OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT,
(B) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (C) AGREES THAT IT WILL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN ANY COURT OTHER THAN A UNITED STATES FEDERAL COURT LOCATED IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK. SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY MAIL TO SUCH PARTY'S ADDRESS SET FORTH ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. EACH PARTY NOT LOCATED IN THE UNITED STATES IRREVOCABLY APPOINTS CT CORPORATION SYSTEM, WHICH CURRENTLY MAINTAINS A NEW YORK OFFICE AT 111 EIGHTH AVENUE, NEW YORK, NY 10011, UNITED STATES OF AMERICA, AS ITS AGENT TO RECEIVE SERVICE OF PROCESS OR OTHER LEGAL SUMMONS FOR PURPOSES OF ANY SUCH SUIT, ACTION OR PROCEEDING THAT MAY BE INSTITUTED IN ANY UNITED STATES FEDERAL COURT LOCATED IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK.

                  8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                  8.9 Specific Performance. Each party hereto recognizes and agrees that, if for any reason any of the provisions of this Agreement are not performed by the other party in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused to the non-breaching party for which money damages would not be an adequate remedy. Accordingly, the parties agree that, in addition to any other available remedies, the non-breaching party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement without the necessity of the non-breaching party posting a bond or other form of security. In the event that any action should be brought in equity to enforce the provisions of this Agreement, the breaching party will not allege, and the breaching party hereby waives the defense, that there is an adequate remedy at law.

                  8.10 Severability. Any term or provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction by any rule or law or public policy shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without rendering invalid, illegal or unenforceable the remaining terms and provisions of this Agreement or affecting the validity, legality or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. Without limiting the foregoing, upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.


                  8.11 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY ACKNOWLEDGES AND AGREES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF EITHER OF SUCH WAIVERS,
(II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.11.



                                      66
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                  IN WITNESS WHEREOF, CTI and Novuspharma have caused this
Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.



                           CELL THERAPEUTICS, INC.,
                           a Washington corporation



                           By: /s/ James A. Bianco
                               --------------------------------------
                               James A. Bianco
                               President and Chief Executive Officer




                           NOVUSPHARMA, S.P.A.,
                           an Italian joint stock company



                           By: /s/ Silvano Spinelli
                               --------------------------------------
                               Silvano Spinelli
                               Chief Executive Officer









                     [SIGNATURE PAGE TO MERGER AGREEMENT]
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